John J. Dawson, Esq. (Bar No. 4099)
    John R. Clemency, Esq.
    STREICH LANG, P.A.
    3800 Howard Hughes Parkway, Suite 1500
    Las Vegas, Nevada  89109
    (702) 792-2727
        and
    Renaissance One
    Two North Central Avenue
    Phoenix, Arizona  85004-2391
    (602) 229-5200
    Attorneys for Debtors

    Gerald M. Gordon, Esq. (Bar No. 0229)
    GORDON & SILVER, LTD.
    3800 Howard Hughes Parkway
    Fourteenth Floor
    Las Vegas, Nevada  89109
        and
    Edward S. Weisfelner, Esq.
    BERLACK, ISRAELS & LIBERMAN LLP
    120 West 45th Street
    New York, New York  10036
    Attorneys for Unofficial Committee of Bondholders


              IN THE UNITED STATES BANKRUPTCY COURT

                    FOR THE DISTRICT OF NEVADA

    In re:

    ELSINORE CORPORATION, a Nevada
    corporation,
                  Debtor.

    FOUR QUEENS, INC., a Nevada
    corporation,
                  Debtor.

    FOUR QUEENS EXPERIENCE
    CORPORATION, a Nevada
    corporation,
                  Debtor.

    PALM SPRINGS EAST LIMITED
    PARTNERSHIP, a Nevada limited
    partnership,
                  Debtor.

    ELSUB MANAGEMENT CORPORATION, a
    Nevada corporation,
                  Debtor.

    OLYMPIA GAMING CORPORATION, a
    Nevada corporation,
                  Debtor.

    In Proceedings Under Chapter 11

    Case No. 95-24685 RCJ

    (Jointly Administered)
    (This pleading relates to
     all cases)

    Case No. 95-24686 RCJ

    Case No. 95-24687 RCJ

    Case No. 95-24688 RCJ

    Case No. 95-24689 RCJ

    Case No. 95-24839 RCJ

    Date of Hearing:  07/16/96
    Time of Hearing:  1:30 p.m

      FIRST AMENDED PLAN OF REORGANIZATION PROPOSED JOINTLY BY
        THE DEBTORS AND THE UNOFFICIAL BONDHOLDERS COMMITTEE

        DATED:   May 22, 1996
                        TABLE OF CONTENTS


                                                             PAGE


    ARTICLE I          INTRODUCTION. . . . . . . . . . . . . .  1

    ARTICLE II    DEFINITIONS. . . . . . . . . . . . . . . . .  2

        2.1  Administrative Claim. . . . . . . . . . . . . . .  2
        2.2  Allowed Claim . . . . . . . . . . . . . . . . . .  3
        2.3  Amended 1993 Bonds Trust Indenture. . . . . . . .  4
        2.4  Amended Note Purchase Agreement . . . . . . . . .  4
        2.5  Ballot. . . . . . . . . . . . . . . . . . . . . .  4
        2.6  Bankruptcy Code . . . . . . . . . . . . . . . . .  4
        2.7  Bankruptcy Court. . . . . . . . . . . . . . . . .  5
        2.8  Bankruptcy Rules. . . . . . . . . . . . . . . . .  5
        2.9  Bondholders Committee . . . . . . . . . . . . . .  5
        2.10 Business Day. . . . . . . . . . . . . . . . . . .  5
        2.11 Cash. . . . . . . . . . . . . . . . . . . . . . .  5
        2.12 Chapter 11 Professionals. . . . . . . . . . . . .  5
        2.13 Claim . . . . . . . . . . . . . . . . . . . . . .  6
        2.14 Class . . . . . . . . . . . . . . . . . . . . . .  6
        2.15 Class 8 New Stock . . . . . . . . . . . . . . . .  6
        2.16 Class 10 Fund . . . . . . . . . . . . . . . . . .  6
        2.17 Class 11 New Stock. . . . . . . . . . . . . . . .  6
        2.18 Class 13 New Stock. . . . . . . . . . . . . . . .  7
        2.19 Confirmation Date . . . . . . . . . . . . . . . .  7
        2.20 Confirmation Hearing. . . . . . . . . . . . . . .  7
        2.21 Confirmation Order. . . . . . . . . . . . . . . .  7
        2.22 Convertible Note Purchase
                 Agreements. . . . . . . . . . . . . . . . . .  7
        2.23 Convertible Noteholders . . . . . . . . . . . . .  7
        2.24 Convertible Notes . . . . . . . . . . . . . . . .  7
        2.25 Court . . . . . . . . . . . . . . . . . . . . . .  8
        2.26 Creditor. . . . . . . . . . . . . . . . . . . . .  8
        2.27 Creditors Committee . . . . . . . . . . . . . . .  8
        2.28 Debtors . . . . . . . . . . . . . . . . . . . . .  8
        2.29 Debtors' Professionals. . . . . . . . . . . . . .  8
        2.30 Disclosure Statement. . . . . . . . . . . . . . .  9
        2.31 Disputed Claim. . . . . . . . . . . . . . . . . .  9
        2.32 Effective Date. . . . . . . . . . . . . . . . . .  9
        2.33 Effective Date Cash . . . . . . . . . . . . . . . 10
        2.34 Elsinore. . . . . . . . . . . . . . . . . . . . . 10
        2.35 Elsinore Equity Holders . . . . . . . . . . . . . 10
        2.36 Elsinore Equity Interests . . . . . . . . . . . . 10
        2.37 Elsub . . . . . . . . . . . . . . . . . . . . . . 10
        2.38 Elsub Common Stock. . . . . . . . . . . . . . . . 10
        2.39 Equity Holders Committee. . . . . . . . . . . . . 10
        2.40 Equity Interests. . . . . . . . . . . . . . . . . 11
        2.41 Estates . . . . . . . . . . . . . . . . . . . . . 11
        2.42 Executory Contract. . . . . . . . . . . . . . . . 11
        2.43 Four Queens . . . . . . . . . . . . . . . . . . . 11
        2.44 FQEC. . . . . . . . . . . . . . . . . . . . . . . 11
        2.45 FQEC Common Stock . . . . . . . . . . . . . . . . 11
        2.46 FQI . . . . . . . . . . . . . . . . . . . . . . . 11
        2.47 FQI Common Stock. . . . . . . . . . . . . . . . . 11
        2.48 Gaming Authorities. . . . . . . . . . . . . . . . 12
        2.49 Gaming Board. . . . . . . . . . . . . . . . . . . 12
        2.50 Gaming Commission . . . . . . . . . . . . . . . . 12
        2.51 General Unsecured Claim . . . . . . . . . . . . . 12
        2.52 Interim Operating Agreement . . . . . . . . . . . 12
        2.53 IRS . . . . . . . . . . . . . . . . . . . . . . . 12
        2.54 IRS Secured Claim . . . . . . . . . . . . . . . . 12
        2.55 IRS Unsecured Claim . . . . . . . . . . . . . . . 13
        2.56 IRS Unsecured Claim Payment Amount. . . . . . . . 13
        2.57 Management Agreement. . . . . . . . . . . . . . . 13
        2.58 New Elsinore Common Stock . . . . . . . . . . . . 14
        2.59 Old Elsinore Common Stock . . . . . . . . . . . . 14
        2.60 Olympia . . . . . . . . . . . . . . . . . . . . . 14
        2.61 Olympia Common Stock. . . . . . . . . . . . . . . 14
        2.62 Other Equity Interests. . . . . . . . . . . . . . 14
        2.63 Person. . . . . . . . . . . . . . . . . . . . . . 14
        2.64 Petition Date . . . . . . . . . . . . . . . . . . 15
        2.65 Plan. . . . . . . . . . . . . . . . . . . . . . . 15
        2.66 Plan Supplement . . . . . . . . . . . . . . . . . 15
        2.67 Priority Tax Claim. . . . . . . . . . . . . . . . 15
        2.68 Priority Unsecured Claim. . . . . . . . . . . . . 15
        2.69 Professional Charges. . . . . . . . . . . . . . . 15
        2.70 Property Tax Administrative Claim . . . . . . . . 15
        2.71 Pro Rata Share. . . . . . . . . . . . . . . . . . 16
        2.72 PSELP . . . . . . . . . . . . . . . . . . . . . . 16
        2.73 PSELP Partnership Interests . . . . . . . . . . . 16
        2.74 PSELP Settlement. . . . . . . . . . . . . . . . . 16
        2.75 Record Date . . . . . . . . . . . . . . . . . . . 16
        2.76 Registration Agreement. . . . . . . . . . . . . . 16
        2.77 Reorganization Cases. . . . . . . . . . . . . . . 17
        2.78 Reorganized Debtors . . . . . . . . . . . . . . . 17
        2.79 Reorganized Elsinore. . . . . . . . . . . . . . . 17
        2.80 Reorganized Elsinore Articles . . . . . . . . . . 17
        2.81 Reorganized Elsinore Bylaws . . . . . . . . . . . 17
        2.82 Reorganized Elsub . . . . . . . . . . . . . . . . 18
        2.83 Reorganized FQEC. . . . . . . . . . . . . . . . . 18
        2.84 Reorganized FQI . . . . . . . . . . . . . . . . . 18
        2.85 Reorganized FQI Articles. . . . . . . . . . . . . 18
        2.86 Reorganized FQI Bylaws. . . . . . . . . . . . . . 18
        2.87 Reorganized Olympia . . . . . . . . . . . . . . . 18
        2.88 Reorganized PSELP . . . . . . . . . . . . . . . . 18
        2.89 Restated 1993 Mortgage Notes. . . . . . . . . . . 18
        2.90 Restated 1993 Mortgage Notes
                 Security Documents. . . . . . . . . . . . . . 19
        2.91 Restated 1994 Mortgage Notes. . . . . . . . . . . 19
        2.92 Restated 1994 Mortgage Notes
                 Security Documents. . . . . . . . . . . . . . 20
        2.93 Rights. . . . . . . . . . . . . . . . . . . . . . 21
        2.94 Rights Agreement. . . . . . . . . . . . . . . . . 21
        2.95 Secured Claim . . . . . . . . . . . . . . . . . . 21
        2.96 Secured Creditor. . . . . . . . . . . . . . . . . 21
        2.97 Secured Tax Claims. . . . . . . . . . . . . . . . 21
        2.98 Stipulation . . . . . . . . . . . . . . . . . . . 22
        2.99 Trust Indenture Act . . . . . . . . . . . . . . . 22
        2.100 Unsecured Claim. . . . . . . . . . . . . . . . . 22
        2.101 Unsecured Creditor . . . . . . . . . . . . . . . 22
        2.102 1993 Bondholders . . . . . . . . . . . . . . . . 22
        2.103 1993 Bondholders' Claims . . . . . . . . . . . . 22
        2.104 1993 Bonds . . . . . . . . . . . . . . . . . . . 23
        2.105 1993 Bonds Indenture Trustee . . . . . . . . . . 23
        2.106 1994 Bondholders . . . . . . . . . . . . . . . . 23
        2.107 1994 Bonds . . . . . . . . . . . . . . . . . . . 23

    ARTICLE III   CLASSIFICATION OF CLAIMS AND EQUITY INTERESTS 23

        3.1  Class 1:  Administrative Claims . . . . . . . . . 23
        3.2  Class 2:  Priority Unsecured Claims . . . . . . . 24
        3.3  Class 3:  Priority Tax Claims . . . . . . . . . . 24
        3.4  Class 4:  Secured Tax Claims. . . . . . . . . . . 24
        3.5  Class 5:  1994 Bondholders' Secured
                 Claims. . . . . . . . . . . . . . . . . . . . 24
        3.6  Class 6:  IRS Secured Claim . . . . . . . . . . . 24
        3.7  Class 7:  Other Secured Claims. . . . . . . . . . 24
        3.8  Class 8:  1993 Bondholders' Claims. . . . . . . . 24
        3.9  Class 9:  Administrative
                 Convenience Unsecured Claims. . . . . . . . . 24
        3.10 Class 10:  General Unsecured Claims . . . . . . . 25
        3.11 Class 11:  Unsecured Convertible
                 Note Claims . . . . . . . . . . . . . . . . . 25
        3.12 Class 12:  IRS Unsecured Claim. . . . . . . . . . 25
        3.13 Class 13:  Elsinore Equity
                 Interests . . . . . . . . . . . . . . . . . . 25
        3.14 Class 14:  Other Equity Interests . . . . . . . . 25

    ARTICLE IV    TREATMENT OF CLASSES OF CLAIMS WHICH ARE NOT
                      IMPAIRED UNDER THE PLAN. . . . . . . . . 26

        4.1  Treatment of Class 1
                 (Administrative Claims) . . . . . . . . . . . 26
        4.2  Treatment of Class 2 (Priority
                 Unsecured Claims) . . . . . . . . . . . . . . 26
        4.3  Treatment of Class 3 (Priority Tax
                 Claims) . . . . . . . . . . . . . . . . . . . 27
        4.4  Treatment of Class 4 (Secured Tax
                 Claims) . . . . . . . . . . . . . . . . . . . 27
        4.5  Treatment of Class 7 (Other Secured
                 Claims) . . . . . . . . . . . . . . . . . . . 28
        4.6  Treatment of Class 14 (Other Equity
                 Interests). . . . . . . . . . . . . . . . . . 28

    ARTICLE V          TREATMENT OF CLASS 5 CLAIMS (1994 Bondholders'
                           Secured Claims) . . . . . . . . . . 29

        5.1  Distribution. . . . . . . . . . . . . . . . . . . 29
        5.2  Retention of Liens. . . . . . . . . . . . . . . . 29
        5.3  Impairment. . . . . . . . . . . . . . . . . . . . 30

    ARTICLE VI    TREATMENT OF CLASS 6 CLAIMS (IRS Secured Claim) 30

        6.1  Distribution. . . . . . . . . . . . . . . . . . . 30
        6.2  Retention of Liens. . . . . . . . . . . . . . . . 30
        6.3  Impairment. . . . . . . . . . . . . . . . . . . . 30

    ARTICLE VII   TREATMENT OF CLASS 8 CLAIMS (1993 Bondholders'
                      Claims). . . . . . . . . . . . . . . . . 31

        7.1  Distribution. . . . . . . . . . . . . . . . . . . 31
        7.2  Retention of Liens. . . . . . . . . . . . . . . . 31
        7.3  Distribution Agent. . . . . . . . . . . . . . . . 31
        7.4  Certification of 1993 Bondholders'
                 Claims. . . . . . . . . . . . . . . . . . . . 32
        7.5  Surrender and Cancellation of 1993
                 Bonds . . . . . . . . . . . . . . . . . . . . 32
        7.6  Impairment. . . . . . . . . . . . . . . . . . . . 33

    ARTICLE VIII  TREATMENT OF CLASS 9 CLAIMS (Administrative
                      Convenience Unsecured Claims). . . . . . 34

        8.1  Distributions . . . . . . . . . . . . . . . . . . 34
        8.2  Impairment. . . . . . . . . . . . . . . . . . . . 34

    ARTICLE IX    TREATMENT OF CLASS 10 CLAIMS (General Unsecured
                      Claims). . . . . . . . . . . . . . . . . 34

        9.1  Distributions . . . . . . . . . . . . . . . . . . 34
        9.2  Administration of Class 10 Fund . . . . . . . . . 35
        9.3  Claims Objections . . . . . . . . . . . . . . . . 35
        9.4  Impairment. . . . . . . . . . . . . . . . . . . . 35

    ARTICLE X          TREATMENT OF CLASS 11 CLAIMS (Unsecured
                           Convertible Note Claims). . . . . . 35

        10.1 Distributions . . . . . . . . . . . . . . . . . . 35
        10.2 Impairment. . . . . . . . . . . . . . . . . . . . 36

    ARTICLE XI    TREATMENT OF CLASS 12 CLAIMS (IRS Unsecured Claim) 36

        11.1 Distributions . . . . . . . . . . . . . . . . . . 36
        11.2 Impairment. . . . . . . . . . . . . . . . . . . . 36

    ARTICLE XII   TREATMENT OF CLASS 13 EQUITY INTERESTS (Elsinore
                      Equity Interests). . . . . . . . . . . . 36

        12.1 Distributions . . . . . . . . . . . . . . . . . . 36
        12.2 Impairment. . . . . . . . . . . . . . . . . . . . 37

    ARTICLE XIII  MEANS FOR IMPLEMENTATION OF PLAN . . . . . . 37

        13.1 Structure Of Reorganized Debtors. . . . . . . . . 37
             (a)  Reorganized Elsinore . . . . . . . . . . . . 37
             (c)  Other Reorganized Debtors. . . . . . . . . . 38
        13.2 Post-Confirmation Management. . . . . . . . . . . 38
             (a)  Interim Operating Agreement. . . . . . . . . 38
             (b)  Management Agreement . . . . . . . . . . . . 38
        13.3 Directors . . . . . . . . . . . . . . . . . . . . 39
        13.4 Funding of the Plan . . . . . . . . . . . . . . . 40
        13.5 Issuance of New Securities. . . . . . . . . . . . 41
        13.6 Rights Subscription . . . . . . . . . . . . . . . 42
        13.7 Registration of New Elsinore Common
                 Stock . . . . . . . . . . . . . . . . . . . . 45
        13.8 Retention of Key Employees. . . . . . . . . . . . 46
        13.9 Effective Date Events . . . . . . . . . . . . . . 47
        13.10 Stipulation Superseded . . . . . . . . . . . . . 47

ARTICLE XIV  OBJECTIONS TO CLAIMS. . . . . . . . . . . . . . . 48

        14.1 Objections. . . . . . . . . . . . . . . . . . . . 48
        14.2 Distributions . . . . . . . . . . . . . . . . . . 48

    ARTICLE XV    TREATMENT OF EXECUTORY CONTRACTS . . . . . . 48

        15.1 Assumption of Certain Executory
                 Contracts . . . . . . . . . . . . . . . . . . 48
        15.2 Rejection of Other Executory
                 Contracts . . . . . . . . . . . . . . . . . . 49
        15.3 Rejection Claims Bar Date . . . . . . . . . . . . 49
        15.4 Vesting . . . . . . . . . . . . . . . . . . . . . 49

    ARTICLE XVI   DISCHARGE. . . . . . . . . . . . . . . . . . 49

    ARTICLE XVII  CONDITIONS PRECEDENT TO EFFECTIVE DATE . . . 50

        17.1 Conditions Precedent to Effective
                 Date. . . . . . . . . . . . . . . . . . . . . 50
        17.2 Waiver of Effective Date Conditions . . . . . . . 51

    ARTICLE XVIII MODIFICATIONS OF THE PLAN. . . . . . . . . . 51

    ARTICLE XIX   OFFICIAL COMMITTEES. . . . . . . . . . . . . 51

    ARTICLE XX    RETENTION OF JURISDICTION. . . . . . . . . . 51

        20.1 In General. . . . . . . . . . . . . . . . . . . . 52
        20.2 Plan Disputes and Enforcement . . . . . . . . . . 52
        20.3 Further Orders. . . . . . . . . . . . . . . . . . 52
        20.4 Other Claims. . . . . . . . . . . . . . . . . . . 53
        20.5 Final Decree. . . . . . . . . . . . . . . . . . . 53
        20.6 Appeals . . . . . . . . . . . . . . . . . . . . . 53
        20.7 Executory Contracts . . . . . . . . . . . . . . . 53
        20.8 Other Debtors' Reorganizations. . . . . . . . . . 54

    ARTICLE XXI   GENERAL PROVISIONS . . . . . . . . . . . . . 54

        21.1 Additional Assurances . . . . . . . . . . . . . . 54
        21.2 Extension of Payment Dates. . . . . . . . . . . . 54
        21.3 Confirmation by Non-Acceptance
                 Method. . . . . . . . . . . . . . . . . . . . 54
        21.4 Vesting . . . . . . . . . . . . . . . . . . . . . 55
        21.5 Retention of Claims and Causes of
                 Action. . . . . . . . . . . . . . . . . . . . 55
        21.6 Interest on Claims. . . . . . . . . . . . . . . . 56
        21.7 Joint and Several Claims. . . . . . . . . . . . . 56
        21.8 No Admission of Joint Liability . . . . . . . . . 56
        21.9 Exculpation and Limitation of
                 Liability . . . . . . . . . . . . . . . . . . 56
        21.10  Captions. . . . . . . . . . . . . . . . . . . . 57
        21.11  Prohibition Against Prepayment
                 Penalties . . . . . . . . . . . . . . . . . . 58
        21.12  Payment of Statutory Fees . . . . . . . . . . . 58
        21.13  Successors and Assigns. . . . . . . . . . . . . 58
        21.14 Disclosure Statement . . . . . . . . . . . . . . 58
        21.15 Confirmation Order . . . . . . . . . . . . . . . 58
        21.16 Revocation . . . . . . . . . . . . . . . . . . . 58
        21.17 Reservation of Rights. . . . . . . . . . . . . . 59
        21.18 Fractional Dollars or Shares . . . . . . . . . . 59
        21.19 Unclaimed Property . . . . . . . . . . . . . . . 59
        21.20 Payment Option . . . . . . . . . . . . . . . . . 60

                   EXHIBITS IN PLAN SUPPLEMENT

    Exhibit "1"   Interim Operating Agreement

    Exhibit "2"   Amended and Restated Articles of Incorporation of
                      Elsinore Corporation

    Exhibit "3"   Amended and Restated Bylaws of Elsinore Corporation

    Exhibit "4"   Amended and Restated Articles of Incorporation of
                      Four Queens, Inc.

    Exhibit "5"   Amended and Restated Bylaws of Four Queens, Inc.

    Exhibit "6"   Form of Restated 1993 Mortgage Note

    Exhibit "7"   Form of Restated 1994 Mortgage Note

    Exhibit "8"   Rights Subscription Agreement

    Exhibit "9"   Assumed Executory Contracts

    Exhibit "10"  Management Agreement

    Exhibit "11"  Amended 1993 Bonds Trust Indenture

    Exhibit "12"  Amended Note Purchase Agreement

    Exhibit "13"  Registration Agreement

                             ARTICLE I
                           INTRODUCTION
             This Plan of Reorganization is proposed jointly by:
    (i) each of the Debtors and Debtors-In-Possession in the above-captioned, jointly administered Chapter 11 cases, specifically,
    ELSINORE CORPORATION, a Nevada corporation ("Elsinore"),  FOUR
    QUEENS, INC., a Nevada corporation ("FQI"), ELSUB MANAGEMENT
    CORPORATION, a Nevada corporation ("Elsub"), FOUR QUEENS EXPERIENCE CORPORATION, a Nevada corporation ("FQEC"), PALM SPRINGS EAST
    LIMITED PARTNERSHIP, a Nevada limited partnership ("PSELP"), and
    OLYMPIA GAMING CORPORATION, a Nevada corporation ("Olympia")
    (collectively, the "Debtors"); and (ii) an unofficial committee
    (the "Bondholders Committee") of a majority of the holders of the
    12.5% First Mortgage Notes issued in October of 1993 (the "1993 Bondholders"). The Debtors and the Bondholders Committee propose this Plan of Reorganization for the Debtors in accordance with their "Stipulation Re: Consensual Plan Of Reorganization" dated
    February 22, 1996.
             All Creditors and other parties-in-interest are
    encouraged to consult the Disclosure Statement prepared by the
    Debtors (with cooperation from the Bondholders Committee), as approved by the Bankruptcy Court, before voting to accept or reject this Plan of Reorganization.  NO SOLICITATION MATERIALS, OTHER THAN
    THE DISCLOSURE STATEMENT AND RELATED MATERIALS TRANSMITTED
    THEREWITH AND APPROVED BY THE BANKRUPTCY COURT, HAVE BEEN
    AUTHORIZED BY THE BANKRUPTCY COURT FOR USE IN SOLICITING
    ACCEPTANCES OR REJECTIONS OF THIS PLAN OF REORGANIZATION.
                            ARTICLE II
                           DEFINITIONS
             For purposes of this Plan, and except as expressly
    provided otherwise herein or unless the context otherwise requires, all of the defined terms stated in Article II will have the meanings stated below.  For purposes of this Plan and such defined terms, the singular and plural uses of such defined terms and the conjunctive and disjunctive uses thereof will be fungible and interchangeable (unless the context otherwise requires); and the defined terms will include masculine, feminine, and neuter genders.
    The defined terms stated in Article II also are substantive terms of the Plan; and Article II will be deemed incorporated throughout the rest of the Plan to apply the substantive provisions included in the defined terms.  Accordingly, the defined terms are as follows:
             2.1  Administrative Claim.  This term will refer to
    and mean every cost or expense of administration of the
    Reorganization Cases allowed under Bankruptcy Code 503(b) and referred to in Bankruptcy Code 507(a)(1) arising prior to the
    Effective Date, including, without limitation:  (a) every cost or expense of administration of the Reorganization Cases, including, without limitation, all actual and necessary post-petition expenses of maintaining and preserving the Estates and all expenses necessary or appropriate to carry out the Interim Operating
    Agreement; (b) all actual and necessary post-petition expenses of operating the Four Queens; (c) all Professional Charges approved by the Bankruptcy Court pursuant to interim and final allowances in accordance with Bankruptcy Code 330, 331, and 503(b); (d) every
    Property Tax Administrative Claim; (e) all fees and charges assessed against the Estates under Chapter 123 of Title 28, United
    States Code; (f) any costs and expenses of preparing and filing registration statements with the Securities and Exchange Commission as required to effectuate this Plan; (g) any title insurance premiums required in conjunction with this Plan; (h) all fees and costs associated with the gaming applications, investigations and waivers necessary to effectuate the Plan, including those related to the persons designated as officers, directors and key employees;
    and (i) all fees and costs incurred by the Bondholders Committee in conjunction with obtaining from Gaming Authorities the necessary licensing waivers and approvals to effectuate the Plan.
             2.2  Allowed Claim.  This term will refer to and mean
    every Claim against any of the Debtors:  (a)(i) as to which a proof of such Claim has been filed within the time fixed by the
    Bankruptcy Court or, if such Claim arises from the Debtors'
    rejection of an Executory Contract, no later than the first
    Business Day which is thirty (30) days after the Confirmation Date, or (ii) which the Debtors have scheduled in their respective schedules of assets and liabilities (including any amendments thereto) filed with the Court as liquidated in amount and
    undisputed; and in either event:  (b)(i) as to which no objection to the allowance of such Claim has been filed within any applicable time period fixed by the Bankruptcy Court, or (ii) as to which the order allowing such Claim has become final and non-appealable without any appeal, review, or other challenge of any kind to that order having been taken or being still timely.  The term Allowed
    Claim may be used throughout the Plan with each of the various
    Creditors' Claims or Classes of those Claims (e.g., "Allowed
    Administrative Claims" or "Allowed Class 1 Claims") to signify that such Claims are, will be, or must be Allowed Claims to qualify for certain treatment under the Plan.
             2.3  Amended 1993 Bonds Trust Indenture.  This term
    will refer to and mean the amended trust indenture governing the
    Restated 1993 Mortgage Notes, which will be substantially in the form of Exhibit "11" to the Plan Supplement.  On the Effective
    Date, the 1993 Bonds Indenture Trustee shall be fully authorized to execute the Amended 1993 Bonds Trust Indenture without the need for any additional opinions, certificates, consents, confirmations, waivers, or authorizations of any entity, notwithstanding any language in the existing Trust Indenture to the contrary.  Any and all such requirements shall be deemed satisfied by confirmation of this Plan.
             2.4  Amended Note Purchase Agreement.  This term will
    refer to and mean the Amended Note Purchase Agreement governing the
    Restated 1994 Mortgage Notes, which will be substantially in the form of Exhibit "12" to the Plan Supplement.
             2.5  Ballot.  This term will refer to and mean the
    ballots for accepting or rejecting the Plan which will be
    distributed to the Creditors and Elsinore Equity Holders holding
    Claims and Elsinore Equity Interests in the Classes which are solicited to vote on the Plan.
             2.6  Bankruptcy Code.  This term will refer to and
    mean Title 11 of the United States Code, 11 U.S.C. Section 101, et
    seq., as it may be amended from time to time during the
    Reorganization Cases.
             2.7  Bankruptcy Court.  This term will refer to and
    mean the United States Bankruptcy Court for the District of Nevada,
    or such other court which exercises jurisdiction over part or all of the Reorganization Cases, including the United States District
    Court for the District of Nevada if and to the extent that the reference of part or all of the Reorganization Cases is withdrawn.
             2.8  Bankruptcy Rules.  This term will refer to and
    mean the Federal Rules of Bankruptcy Procedure, promulgated pursuant to 28 U.S.C. Section 2075 and the Local Rules of Practice
    of the United States District Court, District of Nevada, adopted
    April 17, 1995, as applicable from time to time during the
    Reorganization Cases.
             2.9  Bondholders Committee.  This term will refer to
    and mean the unofficial committee of the majority of the holders of the 1993 Bonds.  The Bondholders Committee is one of the proponents of this Plan.
             2.10 Business Day.  This term will refer to and mean
    every day except Saturdays, Sundays, federal holidays observed by the Bankruptcy Court, and Nevada state holidays observed by the
    Bankruptcy Court.
             2.11 Cash.  This term will refer to and mean cash,
    cash equivalents, bank deposits, and negotiable instruments payable on demand and supported by collected funds.
             2.12 Chapter 11 Professionals.  This term will refer
    to and mean the Debtors' Professionals and other professionals which are or may be employed with the Bankruptcy Court's approval at the expense of the Estates, or any of them, pursuant to
    Bankruptcy Code Section 327(a), 327(e), or 1103(a), wherever such professionals are referred to collectively in the Plan.
             2.13 Claim.  This term will refer to and mean "claim"
    as defined in Bankruptcy Code Section 101(5).
             2.14 Class.  This term will refer to and mean each of
    the classifications of the Creditors' Claims and Equity Interests,
    which are described in Article III of the Plan.  Each subclass of a Class provided in this Plan will be treated as a separate class of the Plan for voting purposes.
             2.15 Class 8 New Stock.  This term will refer to and
    mean the New Elsinore Common Stock to be distributed under this
    Plan to the holders of the 1993 Bondholders' Claims, which shall be
    87.5% of the New Elsinore Common Stock to be issued under the Plan other than the New Elsinore Common Stock distributed pursuant to the Rights Agreement.
             2.16 Class 10 Fund.  This term will refer to and mean
    the funds to be deposited by the Reorganized Debtors in a
    segregated account(s) for the exclusive benefit of Class 10
    Creditors in the total amount equal to $1,500,000 less the total amount of payments due under this Plan with respect to Claims in
    Class 9 (Administrative Convenience Unsecured Claims).  These funds will be held for distribution in accordance with the treatment of
    Class 10 General Unsecured Claims.  The Reorganized Debtors will fund the Class 10 Fund through six (6) equal semi-annual
    installments commencing on the date six (6) months after the
    Effective Date.
             2.17 Class 11 New Stock.  This term will refer to and
    mean the New Elsinore Common Stock to be distributed under this
    Plan to the holders of the Convertible Notes, which shall be 2.5%
    of the New Elsinore Common Stock to be issued under the Plan other than the New Elsinore Common Stock distributed pursuant to the
    Rights Agreement.  The amount of the Class 11 New Stock to be issued under the Plan is subject to dilution in certain events as described in Section 13.6 of this Plan.
             2.18 Class 13 New Stock.  This term will refer to and
    mean the New Elsinore Common Stock to be distributed under this
    Plan to the holders of the Old Elsinore Common Stock, which shall be 10% of the New Elsinore Common Stock to be issued under the Plan other than the New Elsinore Common Stock distributed pursuant to the Rights Agreement.  The amount of the Class 13 New Stock to be issued under the Plan is subject to dilution in certain events as described in Section 13.6 of the Plan.
             2.19 Confirmation Date.  This term will refer to and
    mean the date which is eleven (11) days after the date on which the Bankruptcy Court enters the Confirmation Order.
             2.20 Confirmation Hearing.  This term will refer to
    and mean the hearing regarding confirmation of the Plan conducted by the Bankruptcy Court pursuant to Bankruptcy Code Section 1128, as adjourned or continued from time to time.
             2.21 Confirmation Order.  This term will refer to and
    mean the written order entered by the Bankruptcy Court which confirms the Plan pursuant to Bankruptcy Code Section 1129.
             2.22 Convertible Note Purchase Agreements.  This term
    will refer to and mean the various Note Purchase Agreements dated as of March 30, 1995 related to the Convertible Notes.
             2.23 Convertible Noteholders.  This term will refer
    to and mean the holders of the outstanding Convertible Notes.
             2.24 Convertible Notes.  This term will refer to and
    mean the 7.5% Convertible Subordinated Notes due December 31, 1996
    issued by Elsinore in March, 1995, and all warrants, options or other rights attendant thereto.
             2.25 Court.  This term is completely synonymous and
    interchangeable with Bankruptcy Court, which is defined in a preceding Section of this Article II.
             2.26 Creditor.  This term will refer to and mean
    "creditor" as defined in Bankruptcy Code Section 101(10).
             2.27 Creditors Committee.  This term will refer to
    and mean the Official Unsecured Creditors Committee appointed in the Reorganization Cases by the United States Trustee pursuant to
    Bankruptcy Code Section 1102.
             2.28 Debtors.  This term will collectively refer to
    the Debtors and Debtors-In-Possession in the Reorganization Cases, specifically, Elsinore Corporation, a Nevada corporation; Four
    Queens, Inc., a Nevada corporation; Elsub Management Corporation, a Nevada corporation; Four Queens Experience Corporation, a Nevada corporation; Palm Springs East Limited Partnership, a Nevada limited partnership; and Olympia Gaming Corporation, a Nevada corporation.
             2.29 Debtors' Professionals.  This term will refer to
    and mean: (i) the law firm of Streich Lang, P.A., the Debtors'
    bankruptcy counsel; (ii) all accounting, valuation, or other consulting or expert professionals employed by the Debtors; and
    (iii) any and all other similar professionals which the Debtors have employed or may employ to assist in the conduct of the
    Reorganization Cases or to provide professional services for a specified purpose, all in accordance with Bankruptcy Code Section
    327(a) and 327(e).
             2.30 Disclosure Statement.  This term will refer to
    and mean the Disclosure Statement prepared and presented by the
    Debtors, with input from the Bondholders Committee, with respect to this Plan, in its present form or as it may be altered, amended, or modified, as approved by the Bankruptcy Court.
             2.31 Disputed Claim.  This term will refer to and
    mean every Claim which is not an Allowed Claim.
             2.32 Effective Date.  This term will refer to and
    mean the first Business Day after the last of the following dates and events has occurred, unless and to the extent that any of such conditions is waived by the Debtors and the Bondholders Committee in writing:  (a) the date on which the Confirmation Order has become final and non-appealable without any appeal, review, or other challenge of any kind to that order having been taken or being still timely for which a stay on appeal has been issued; and
    (b) satisfaction of all conditions precedent to effectiveness set forth in Article XVII of this Plan.  Except where performance earlier than the Effective Date is expressly required by the Plan or where it is lawful and expressly permitted by the Plan to perform after the Effective Date, performance under the Plan will be due on the Effective Date.  In the event that the Effective Date does not occur on or before December 31, 1996 for any reason, it may be extended only by an order of the Bankruptcy Court entered with the consent of both the Bondholders Committee and the Debtors after notice and a hearing.  The Debtors and Reorganized Debtors will have the right to render any or all of the performance under this Plan prior to what otherwise would be the Effective Date if the Debtors or Reorganized Debtors, with the consent of the
    Bondholders Committee, deem it appropriate to do so, including, but not limited to, the right to render performance under any
    circumstances which would moot any appeal, review, or other challenge of any kind to the Confirmation Order if the Confirmation
    Order is not stayed pending such appeal, review, or other
    challenge.
             2.33 Effective Date Cash.  This term will refer to
    and mean all Cash held by the Reorganized Debtors (less customer deposits held by FQI and the minimum bankroll requirements for FQI as established by the Gaming Authorities and maintained by FQI throughout its Reorganization Case) on the Effective Date prior to the distribution or reservation of any amounts as of the Effective
    Date under the Plan.
             2.34 Elsinore.  This term will refer to and mean
    Elsinore Corporation, a Nevada corporation, one of the Debtors.
             2.35 Elsinore Equity Holders.  This term will refer
    to and mean the holders of the Old Elsinore Common Stock.
             2.36 Elsinore Equity Interests.  This term will refer
    to and mean the interests of the holders of the Old Elsinore Common
    Stock.
             2.37 Elsub.  This term will refer to and mean Elsub
    Management Corporation, a Nevada corporation, one of the Debtors.
             2.38 Elsub Common Stock.  This term will refer to and
    mean the issued and outstanding shares of common stock in Elsub, which are held by Elsinore.
             2.39 Equity Holders Committee.  This term will refer
    to and mean the Official Equity Holders Committee appointed in
    Elsinore's Reorganization Case by the United States Trustee
    pursuant to Bankruptcy Code Section 1102.
             2.40 Equity Interests.  This term will refer to and
    mean the Elsinore Equity Interests and the Other Equity Interests.
             2.41 Estates.  This term will refer to and mean the
    bankruptcy estates of the Debtors created in the Reorganization
    Cases under Bankruptcy Code Section 541.
             2.42 Executory Contract.  This term will refer to and
    mean every unexpired lease or other executory contract which is subject to being assumed or rejected by any of the Debtors under
    Bankruptcy Code Section 365.
             2.43 Four Queens. This term will refer to and mean
    the real property, improvements, and personal property which comprise the hotel, casino and related facilities located in downtown Las Vegas, Nevada, commonly known as the Four Queens Hotel and Casino.  The Four Queens is owned and operated by FQI, a wholly owned subsidiary of Elsinore.
             2.44 FQEC.  This term will refer to and mean Four
    Queens Experience Corporation, a Nevada corporation, one of the
    Debtors.
             2.45 FQEC Common Stock.  This term will refer to and
    mean the issued and outstanding shares of common stock in FQEC, which are held by Elsinore.
             2.46 FQI.  This term will refer to and mean Four
    Queens, Inc., a Nevada corporation, one of the Debtors.
             2.47 FQI Common Stock.  This term will refer to and
    mean the issued and outstanding shares of common stock in FQI, which are held by Elsinore.
             2.48 Gaming Authorities.  This term will refer to and
    mean the Gaming Board, the Gaming Commission and any other body that has gaming regulatory authority over the various Debtors.
             2.49 Gaming Board.  This term will refer to and mean
    the State of Nevada Gaming Control Board established pursuant to
    Nev. Rev. Stat. Section 463.010, et seq., as amended.
             2.50 Gaming Commission.  This term will refer to and
    mean the State of Nevada Gaming Commission.
             2.51 General Unsecured Claim.  This term will refer
    to and mean every Unsecured Claim against the Debtors, or any of them, which is not a Class 1 Administrative Claim or Property Tax Administrative Claim, a Class 2 Priority Unsecured Claim, a Class 3
    Priority Tax Claim, a Class 8 1993 Bondholders' Claim, a Class 9 Administrative Convenience Unsecured Claim, a Class 11 Convertible
    Note Unsecured Claim, or a Class 12 IRS Unsecured Claim.
             2.52 Interim Operating Agreement.  This term will
    refer to and mean the agreement to be executed as of the
    Confirmation Date between various of the Debtors and the Person(s) designated by the Bondholders Committee to manage various of the
    Debtors and their business from the Confirmation Date through the
    Effective Date.  The Interim Operating Agreement will be
    substantially in the form of Exhibit "1" to the Plan Supplement.
             2.53 IRS.  This term will refer to and mean the
    Internal Revenue Service, an agency of the United States
    government.
             2.54 IRS Secured Claim.  This term will refer to and
    mean all Claims held by the IRS which are Secured Claims.
             2.55 IRS Unsecured Claim.  This term will refer to
    and mean all Claims held by the IRS which are Unsecured Claims and which are not Priority Tax Claims.
             2.56 IRS Unsecured Claim Payment Amount.  This term
    will refer to and mean the total amount of the payments to be paid with respect to the IRS Unsecured Claim, if and when it is an
    Allowed Claim, pursuant to Article XI of this Plan.  (If the IRS
    Unsecured Claim does not become an Allowed Claim, no payments will be due with respect to that Disputed Claim.)  The IRS Unsecured
    Claim Payment Amount shall be the amount equal to the allowed amount of the IRS Unsecured Claim multiplied by the Payment
    Percentage described below, less the amount of the IRS' liability for any preferential transfers received from the Debtors prior to the Petition Dates (as determined by the Bankruptcy Court).  The
    Payment Percentage shall be the lesser of 100%, or the amount equal to the total amount to be deposited into the Class 10 Fund divided by the total amount of Allowed Claims that are General Unsecured
    Claims.  (This is the same payment percentage which the Plan provides will be paid to the holders of Allowed General Unsecured
    Claims in Class 10.)
             2.57 Management Agreement.  This term will refer to
    and mean the agreement by and between Reorganized Elsinore and
    Reorganized FQI and the management group designated by the
    Bondholders Committee related to the management of Reorganized
    Elsinore and Reorganized FQI and their business for the period from and after the Effective Date. The Management Agreement will be substantially in the form of Exhibit "10" to the Plan Supplement.
    Any changes to the form of the Management Agreement prior to the Confirmation Date must be mutually agreeable to the Debtors and the Bondholders Committee.
             2.58 New Elsinore Common Stock.  This term will refer
    to and mean the 5,000,000 shares of common stock of Reorganized
    Elsinore authorized, issued, and reserved for issuance pursuant to this Plan.
             2.59 Old Elsinore Common Stock.  This term will refer
    to and mean the issued and outstanding shares of common stock in
    Elsinore, together with the rights of any Person to purchase
    Elsinore common stock pursuant to any warrants, options or other agreements other than any such rights with respect to the
    Convertible Notes.
             2.60 Olympia.  This term will refer to and mean
    Olympia Gaming Corporation, a Nevada corporation, one of the
    Debtors.
             2.61 Olympia Common Stock.  This term will refer to
    and mean the issued and outstanding shares of common stock in
    Olympia, which are held by Elsinore.
             2.62 Other Equity Interests.  This term will refer to
    and mean the equity interests held by the holders of the FQI Common
    Stock, the FQEC Common Stock, the Elsub Common Stock, the Olympia
    Common Stock, and the PSELP Partnership Interests.  Elsinore is the
    holder of all outstanding FQI Common Stock, FQEC Common Stock,
    Elsub Common Stock, and Olympia Common Stock.  The PSELP
    Partnership Interests consist of a 90% general partnership interest held by Elsub, and a 10% limited partnership interest held by
    Native American Casino Corporation.
             2.63 Person.  This term will refer to and mean
    "person" as defined in Bankruptcy Code 101(41).
             2.64 Petition Dates.  This term will refer to and
    mean the filing dates of the Debtors' respective voluntary Chapter
    11 petitions commencing the Reorganization Cases.  With respect to all of the Debtors except for Olympia, the Petition Date is October
    31, 1995.  With respect to Olympia, the Petition Date is November
    11, 1995.
             2.65 Plan.  This term will refer to and mean this
    "First Amended Plan Of Reorganization Proposed Jointly By Debtors
    And The Unofficial Bondholders Committee" and every modification thereof, if any, filed by the Debtors and the Bondholders
    Committee.
             2.66 Plan Supplement.  This term will refer to and
    mean the supplement accompanying this Plan which contains all of the Exhibits to this Plan.  By this reference, the Plan Supplement is incorporated into, and is a part of, this Plan.
             2.67 Priority Tax Claim.  This term will refer to and
    mean every Claim entitled to priority under Bankruptcy Code
    507(a)(8), including without limitation any such Claim held by the
    IRS.
             2.68 Priority Unsecured Claim.  This term will refer
    to and mean every Unsecured Claim or portion thereof which is not an Administrative Claim, a Property Tax Administrative Claim, or a
    Priority Tax Claim, and which is entitled to priority under the applicable provisions of Bankruptcy Code 507.
             2.69 Professional Charges.  This term will refer to
    and mean the allowed interim and final professional fees and expenses charged by the Chapter 11 Professionals.
             2.70 Property Tax Administrative Claim.  This term
    will refer to and mean every Claim of any state or local
    governmental unit which is an Administrative Claim for unpaid real property taxes, unpaid personal property taxes, unpaid gaming taxes, or unpaid sales taxes, and every prorated portion thereof arising on and after the Petition Date until the Effective Date.
    Property Tax Administrative Claims will be classified and paid under the Plan as the Plan provides for Class 1 Claims.
             2.71 Pro Rata Share.  This term will refer to and
    mean the proportion that an Allowed Claim or Equity Interest in a particular Class bears to the aggregate amount of all Allowed
    Claims or Equity Interests in such Class.
             2.72 PSELP.  This term will refer to and mean Palm
    Springs East Limited Partnership, a Nevada limited partnership, one of the Debtors.
             2.73 PSELP Partnership Interests.  This term will
    refer to and mean the outstanding partnership interests in PSELP.
             2.74 PSELP Settlement.  This term will refer to and
    mean the Settlement Agreement dated as of March 29, 1996 between
    PSELP and the 29 Palms Band of Mission Indians.
             2.75 Record Date.  For purposes of voting on this
    Plan, this term will refer to and mean the date the Bankruptcy
    Court enters the Order approving the Disclosure Statement, or such other date established by the Bankruptcy Court relative to determining the holders of stocks, bonds, notes and other
    securities entitled to vote on the Plan.  For purposes of
    distributions under this Plan, the record date will correspond to the Confirmation Date, or such other date established by the
    Bankruptcy Court.
             2.76 Registration Agreement.  This term will refer to
    and mean the Registration Agreement covering the stock in
    Reorganized Elsinore that will be duly executed on or before the
    Effective Date.  A copy of the Registration Agreement is attached to the Plan Supplement as Exhibit "13".
             2.77 Reorganization Cases.  This term will refer to
    and mean the Debtors' cases under Chapter 11 of the Bankruptcy Code which were commenced by the Debtors' filing of their respective voluntary Chapter 11 petitions on the Petition Dates.
             2.78 Reorganized Debtors.  This term will refer to
    and mean the Debtors, or any of them, if and as reorganized from and after the Effective Date.  Unless otherwise expressly stated or the context otherwise requires, alternative references to the
    Debtors or Reorganized Debtors, or any of them, throughout various provisions of the Plan are intended to anticipate whether an event may occur before or after the Effective Date.  The collective reference to Reorganized Debtors in the Plan shall not be construed or interpreted as substantively consolidating any individual Debtor or Reorganized Debtor with another Debtor or Reorganized Debtor, or establishing one or more Debtor or Reorganized Debtor as liable for any Claim owing by another Debtor or Reorganized Debtor.
             2.79 Reorganized Elsinore.  This term will refer to
    Elsinore as reorganized from and after the Effective Date, one of the Reorganized Debtors.
             2.80 Reorganized Elsinore Articles.  This term will
    refer to and mean the Amended and Restated Articles of
    Incorporation of Elsinore Corporation, substantially in the form of
    Exhibit "2" to the Plan Supplement.
             2.81 Reorganized Elsinore Bylaws.  This term will
    refer to and mean the Amended and Restated Bylaws of Elsinore
    Corporation, substantially in the form of Exhibit "3" to the Plan
    Supplement.
             2.82 Reorganized Elsub.  This term will refer to
    Elsub from and after the Effective Date, and in the event it is reorganized pursuant to this Plan, one of the Reorganized Debtors.
             2.83 Reorganized FQEC.  This term will refer to FQEC,
    from and after the Effective Date, and in the event that it is reorganized pursuant to this Plan, one of the Reorganized Debtors.
             2.84 Reorganized FQI.  This term will refer to FQI as
    reorganized from and after the Effective Date, one of the
    Reorganized Debtors.
             2.85 Reorganized FQI Articles.  This term will refer
    to  and mean the Amended and Restated Articles of Incorporation of
    Four Queens, Inc., substantially in the form of Exhibit "4" to the
    Plan Supplement.
             2.86 Reorganized FQI Bylaws.  This term will refer to
    and mean the Amended and Restated Bylaws of Four Queens, Inc., substantially in the form of Exhibit "5" to the Plan Supplement.
             2.87 Reorganized Olympia.  This term will refer to
    Olympia, from and after the Effective Date, and in the event that it is reorganized under this Plan, one of the Reorganized Debtors.
             2.88 Reorganized PSELP.  This term will refer to
    PSELP from and after the Effective Date, and in the event it is reorganized under this Plan, one of the Reorganized Debtors.
             2.89 Restated 1993 Mortgage Notes.  This term will
    refer to and mean the Restated 1993 Mortgage Notes which will be issued by Reorganized Elsinore in accordance with Article VII of this Plan and governed by the terms of the existing Trust Indenture related to the 1993 Bonds, as amended in accordance with this Plan.
    The aggregate principal amount of the Restated 1993 Mortgage Notes to be issued and distributed in accordance with the Plan is
    $30,000,000.  Interest on the outstanding principal amount of the
    Restated 1993 Mortgage Notes will accrue from and after the
    Confirmation Date at the rate of 13.5% per annum.  The Restated
    1993 Mortgage Notes will provide for the payment of interest semi-annually commencing on the last day of the sixth month following the Confirmation Date, with all unpaid principal and interest owing under the Restated 1993 Mortgage Notes due and payable in full on the date five (5) years following the Confirmation Date.  Prior to the Effective Date, the Bondholders Committee may, in its sole and absolute discretion, make an election to reduce the interest rate from 13.5% per annum to 11.5% per annum, and extend the maturity date from five (5) years to seven (7) years following the
    Confirmation Date.  The amounts owing under the Restated 1993
    Mortgage Notes may be prepaid without penalty.  Each Restated 1993
    Mortgage Note will be substantially in the form attached as Exhibit
    "6" to the Plan Supplement.
             2.90 Restated 1993 Mortgage Notes Security Documents.
    This term will refer to and mean the existing security documents related to the 1993 Bonds, as amended if necessary in accordance with this Plan, which will continue to collateralize the Restated
    1993 Mortgage Notes.
             2.91 Restated 1994 Mortgage Notes.  This term will
    refer to and mean the Restated 1994 Mortgage Notes which will be issued by Reorganized Elsinore in accordance with Article V of this
    Plan, and governed by the terms of the Amended Note Purchase
    Agreement.  The aggregate principal amount of the Restated 1994
    Mortgage Notes to be issued and distributed in accordance with the
    Plan is the amount equal to $3,000,000, plus accrued interest at the nondefault contract rate of 20% per annum owing with respect to the 1994 Bonds through the date on which the Confirmation Order is entered by the Bankruptcy Court, together with any recoverable costs and expenses as provided in the 1994 Bonds. Interest on the outstanding principal amount of the Restated 1994 Mortgage Notes will accrue from and after the date on which the Confirmation Order is entered by the Bankruptcy Court at the rate of 10% per annum, or such other rate stated in the Confirmation Order that the
    Bankruptcy Court determines is a market rate of interest for the
    Secured Claims held by the 1994 Bondholders with respect to the
    1994 Bonds.  The Restated 1994 Mortgage Notes will provide for the payment of interest quarterly commencing on the first day of the fourth month following the Confirmation Date, with all unpaid principal and interest owing under the Restated 1994 Mortgage Notes due and payable in full on the date four (4) years following the Confirmation Date. The amounts owing under the Restated 1994
    Mortgage Notes may be prepaid without penalty.  Each Restated 1994
    Mortgage Note will be substantially in the form attached as
    Exhibit "7" to the Plan Supplement.
             2.92 Restated 1994 Mortgage Notes Security Documents.
    This term will refer to and mean the existing security documents related to the 1994 Bonds, as amended if necessary in accordance with this Plan, which will continue to collateralize the Restated
    1994 Mortgage Notes.
             2.93 Rights.  This term will refer to and mean the
    rights subscription by which parties will be able to subscribe to a portion of the New Elsinore Common Stock in Reorganized Elsinore
    issued pursuant to the Plan.  The Rights are governed by the Rights
    Agreement.
             2.94 Rights Agreement.  This term will refer to and
    mean the rights subscription agreement substantially in the form of
    Exhibit "8" to the Plan Supplement.
             2.95 Secured Claim.  This term will refer to and mean
    every Claim or portion thereof which is asserted by the Creditor holding such Claim to be secured by a lien, security interest, or assignment encumbering property (including all types of real property, personal property, and alleged cash collateral) in which the Debtors have an interest, to the extent of the validity, perfection, and enforceability of the claimed lien, security interest, or assignment and the value of the interest of the
    Creditor holding the Secured Claim against the property.
             2.96 Secured Creditor.  This term will refer to and
    mean every Creditor which holds a Secured Claim in the
    Reorganization Cases.
             2.97 Secured Tax Claims.  This term will refer to and
    mean every Claim of any state or local governmental unit which is secured by property of the Estates by operation of applicable non-bankruptcy laws, including, but not limited to, every such Claim for unpaid real property taxes, unpaid personal property taxes, or unpaid sales taxes.  The Secured Tax Claims do not include any
    Secured Claim held by the IRS.
             2.98 Stipulation.  This term will refer to and mean
    the "Stipulation Re: Consensual Plan Of Reorganization" dated
    February 22, 1996, executed by the Debtors and the Bondholders
    Committee, which the Debtors and Bondholders Committee acknowledge is binding upon them.  Among other things, the Stipulation sets forth agreed minimum recoveries to the various holders of Claims and Equity Interests for the purposes of this Plan.  To the extent there are any inconsistencies between the provisions of the
    Stipulation and this Plan, the provisions of this Plan shall control.
             2.99 Trust Indenture Act.  This term will refer to
    and mean the Trust Indenture Act of 1939, as amended.
             2.100 Unsecured Claim.  This term will refer to and
    mean every Claim against any of the Debtors, or portion thereof, regardless of the priority of such Claim, which is not a Secured
    Claim as defined in a preceding Section of this Article II.
             2.101 Unsecured Creditor.  This term will refer to
    and mean every Creditor which holds an Unsecured Claim in the
    Reorganization Cases.
             2.102 1993 Bondholders.  This term will refer to and
    mean the holders of the outstanding 1993 Bonds.
             2.103 1993 Bondholders' Claims.  This term will refer
    to and mean all of the Claims of the 1993 Bondholders with respect to the 1993 Bonds.  For purposes of the Plan, the 1993 Bondholders'
    Claims, in the aggregate, shall be an Allowed Claim in the amount of $57,000,000, plus the amount of reasonable costs and expenses
    (including attorneys' fees) incurred by the 1993 Bonds Indenture
    Trustee with respect to the 1993 Bonds.
             2.104 1993 Bonds.  This term will refer to and mean
    the outstanding 12.5% First Mortgage Notes due 2000 issued by
    Elsinore in October of 1993.
             2.105 1993 Bonds Indenture Trustee.  This term will
    refer to and mean First Trust National Association, or such other indenture trustee named by the Bondholders Committee prior to the Confirmation Date, or its successor, as indenture trustee under the
    Trust Indenture related to the 1993 Bonds and the Restated 1993
    Mortgage Notes.
             2.106 1994 Bondholders.  This term will refer to and
    mean the holders of the outstanding 1994 Bonds.
             2.107 1994 Bonds.  This term will refer to and mean
    the outstanding 20% Mortgage Notes issued by Elsinore in October of
    1994.
                           ARTICLE III
          CLASSIFICATION OF CLAIMS AND EQUITY INTERESTS
             All Claims and the Equity Interests are classified
    under the Plan as hereafter stated in Article III.  As of the
    Confirmation Hearing, any Class of Claims which does not contain any unpaid Creditor's Claim will be deemed deleted automatically from the Plan; and any Class of Claims which does not contain an
    Allowed Claim (or a Claim temporarily or provisionally allowed by the Bankruptcy Court for voting purposes) will not be entitled to vote on confirmation of the Plan.
             3.1  Class 1:  Administrative Claims.  The Class 1
    Claims will be all Claims which are Administrative Claims, including, without limitation, the Property Tax Administrative
    Claims.
             3.2  Class 2:  Priority Unsecured Claims.  The Class
    2 Claims will be all Claims which are Priority Unsecured Claims.
             3.3  Class 3:  Priority Tax Claims.  The Class 3
    Claims will be all Claims which are Priority Tax Claims.
             3.4  Class 4:  Secured Tax Claims.  The Class 4
    Claims will be all Claims which are Secured Tax Claims.  Each
    Secured Tax Claim shall be deemed a separate subclass of Class 4 for all purposes under this Plan.
             3.5  Class 5:  1994 Bondholders' Secured Claims.  The
    Class 5 Claims will be all Secured Claims of the 1994 Bondholders with respect to the 1994 Bonds.
             3.6  Class 6:  IRS Secured Claim.  The Class 6 Claims
    will be all Claims which comprise the IRS Secured Claim.
             3.7  Class 7:  Other Secured Claims.  The Class 7
    Claims will be all Claims which are Secured Claims, if any, other than Secured Claims in Class 4, Class 5, Class 6 and Class 8.  Each
    Other Secured Claim, if any, shall be deemed a separate subclass of
    Class 7 for all purposes under this Plan.
             3.8  Class 8:  1993 Bondholders' Claims.  The Class
    8 Claims will be all of the 1993 Bondholders' Claims.
             3.9  Class 9:  Administrative Convenience Unsecured
    Claims.  The Class 9 Claims consist of all Unsecured Claims against the Debtors that are, in the aggregate for each Creditor, $500 or less, or that are in the aggregate greater than $500, but are voluntarily reduced by the Creditor holding that Unsecured Claim(s)
    to $500.  The option to reduce an Unsecured Claim(s) to the aggregate sum of $500 and have such an Unsecured Claim(s) treated as a Class 9 Claim must be made in the manner prescribed in the
    Ballot.  The Class 9 Claims owed by each of the Debtors will be deemed a separate subclass of Class 9 for all purposes under this
    Plan.  (E.g., all of the Class 9 Claims owed by FQI will be treated as a separate subclass of Class 9.)
             3.10 Class 10:  General Unsecured Claims.  The Class
    10 Claims consist of all Claims which are General Unsecured Claims.
    The Class 10 Claims owed by each of the Debtors will be deemed a separate subclass of Class 10 for all purposes under this Plan.
    (E.g., all of the Class 10 Claims owed by FQI will be treated as a separate subclass of Class 10.)
             3.11 Class 11:  Unsecured Convertible Note Claims.
    The Class 11 Claims will be all Unsecured Claims of the Convertible Noteholders with respect to the Convertible Notes.
             3.12 Class 12:  IRS Unsecured Claim.  The Class 12
    Claims will be all Claims which comprise the IRS Unsecured Claim.
             3.13 Class 13:  Elsinore Equity Interests.  Class 13
    consists of all of the Elsinore Equity Interests held by the holders of the Old Elsinore Common Stock.
             3.14 Class 14:  Other Equity Interests.  Class 14
    consists of all of the Other Equity Interests, and the Other Equity Interests outstanding with respect to each of the Debtors other than Elsinore will be treated as a separate subclass of Class 14 for all purposes under this Plan.
                            ARTICLE IV
                   TREATMENT OF CLASSES OF CLAIMS
               WHICH ARE NOT IMPAIRED UNDER THE PLAN


             4.1  Treatment of Class 1 (Administrative Claims).
    Every Creditor holding a Class 1 Administrative Claim will be paid by the Reorganized Debtor obligated on that Claim: (a) fully and in Cash on the Effective Date if the Claim is then an Allowed
    Claim; (b) fully and in Cash (including any interest allowed by the Bankruptcy Court) when and if the Claim becomes an Allowed Claim after the Effective Date; or (c) as otherwise agreed in writing by the Creditor holding the Allowed Claim or ordered by the Bankruptcy Court. Every Allowed Class 1 Administrative Claim for a post-petition operating expense incurred in the ordinary course of the Debtors' operations will be paid fully and in Cash by the Reorganized Debtor obligated on that Claim in the ordinary course of business (including any payment terms applicable to any such expense). Each Reorganized Debtor will remain solely obligated on the Allowed Administrative Claims owed by the corresponding Debtor (e.g., Reorganized FQI will remain solely obligated on Allowed Administrative Claims owed by FQI).
             4.2  Treatment of Class 2 (Priority Unsecured
    Claims). Every Creditor holding a Class 2 Priority Unsecured Claim will be paid by the Reorganized Debtor obligated on that Claim:
    (a) fully and in Cash on the Effective Date if the Claim is then an Allowed Claim; (b) fully and in Cash (including any interest allowed by the Bankruptcy Court) when and if the Claim becomes an Allowed Claim after the Effective Date; or (c) as otherwise agreed in writing by the Creditor holding the Allowed Claim or ordered by the Bankruptcy Court. Each Reorganized Debtor will remain solely obligated on the Allowed Priority Unsecured Claims owed by the corresponding Debtor (e.g., Reorganized FQI will remain solely obligated on Allowed Priority Unsecured Claims owed by FQI).
             4.3  Treatment of Class 3 (Priority Tax Claims).
    Every Creditor holding a Class 3 Priority Tax Claim, as and when it is an Allowed Claim, will be paid by the Reorganized Debtor obligated on that Claim (i) in full and in Cash on the later of the Effective Date or the date upon which such Claim becomes an Allowed Claim or, at the election of the Reorganized Debtor obligated on that Claim, (ii) in equal quarterly installments of principal and interest over a period commencing at the end of the first calendar quarter after the Effective Date, and continuing at the end of each calendar quarter thereafter until the date that is six years after the assessment date with respect to such Claim, with interest fixed at a rate per annum equal to the rate defined in Internal Revenue
    Code Section 6621 as in effect on the Effective Date. Each Reorganized Debtor will remain solely obligated on the Allowed Priority Tax Claims owed by the corresponding Debtor (e.g., Reorganized FQI will remain solely obligated on Allowed Priority
    Tax Claims owed by FQI).
             4.4 Treatment of Class 4 (Secured Tax Claims). With respect to each subclass of Class 4, each Creditor holding a Class 4 Secured Tax Claim, as and when it is an Allowed Secured
    Claim, will be paid by the Reorganized Debtor obligated on such
    Claim: (i) in full and in Cash on the later of the Effective Date or the date upon which such Claim becomes an Allowed Claim or, at the election of the Reorganized Debtor obligated on that Claim;
    (ii) in full in the ordinary course of business and in accordance with the customary procedures for the payment of such Claim, with the Creditor retaining its existing liens and security interests on its collateral as security for its Allowed Secured Tax Claim. Each Reorganized Debtor will remain solely obligated on the Allowed
    Secured Tax Claims owed by the corresponding Debtor (e.g.,
    Reorganized FQI will remain solely obligated on Allowed Secured Tax Claims owed by FQI). Class 4 Claims are unimpaired pursuant to the Plan and Bankruptcy Code Section 1124.
             4.5  Treatment of Class 7 (Other Secured Claims).
    The holder of every Allowed Secured Claim in Class 7 (or any subclass thereof) will receive on the later of the Effective Date or the date upon which such Claim becomes an Allowed Secured Claim, one of the following, at the option of the Reorganized Debtor obligated on that Secured Claim: (i) Cash in the full amount of such Allowed Secured Claim; or (ii) reinstatement of the underlying obligation or instrument or other treatment in accordance with Bankruptcy Code Section 1124, with the holder retaining its existing liens and security interests on its collateral as security for its Allowed Secured Claim; or (iii) abandonment to such Creditor of all of the property of the Debtors upon which the holder of the Allowed Secured Claim has a valid, perfected, and enforceable lien or security interest. Each Reorganized Debtor will remain solely obligated on the Allowed Class 7 Other Secured Claims owed by the corresponding Debtor (e.g., Reorganized FQI will remain solely obligated on Allowed Class 7 Other Secured Claims owed by FQI). Class 7 Claims are unimpaired pursuant to the Plan and Bankruptcy Code Section 1124.
             4.6  Treatment of Class 14 (Other Equity Interests).
    With respect to each subclass of Class 14, the holders of the Other Equity Interests will retain their existing Other Equity Interests, which will be continued following the Effective Date. The Other Equity Interests in each subclass of Class 14 are unimpaired pursuant to the Plan and Bankruptcy Code Section 1124.
                            ARTICLE V
                   TREATMENT OF CLASS 5 CLAIMS
                (1994 Bondholders' Secured Claims)
             5.1 Distribution. The Secured Claims of the 1994 Bondholders shall be an Allowed Secured Claim in the aggregate amount of $3,000,000, plus accrued interest at the nondefault contract rate of 20% per annum through the date on which the Confirmation Order is entered by the Bankruptcy Court, together with recoverable costs and expenses as provided under the 1994
    Bonds. On the Effective Date, or as soon thereafter as practicable, each holder of the 1994 Bonds as of the Record Date for distribution shall receive its Pro Rata Share of the Restated
    1994 Mortgage Notes, in full satisfaction, settlement, release and discharge of, and in exchange for, its Class 5 Allowed Secured
    Claim pursuant to its 1994 Bonds. If the date on which the first payment is due under the Restated 1994 Mortgage Notes occurs prior to the Effective Date, Elsinore and FQI will make the first payment to the 1994 Bondholders as provided under the terms of the Restated 1994 Mortgage Notes.
             5.2  Retention of Liens.  Pursuant to the Restated
    1994 Mortgage Notes Security Documents, the Restated 1994 Mortgage Notes will be secured by all liens and security interests (with existing priority) in the Reorganized Debtors' assets that secure the 1994 Bonds.
             5.3  Impairment.  The 1994 Bondholders' Secured
    Claims which comprise the Class 5 Claims are impaired pursuant to the Plan.
                            ARTICLE VI
                   TREATMENT OF CLASS 6 CLAIMS
                       (IRS Secured Claim)
             6.1  Distribution.  The holder of the IRS Secured
    Claim, as and when it is an Allowed Secured Claim, shall receive payments equal to the allowed amount of the IRS Secured Claim, with interest at the rate of 8% per annum, amortized over the period from the Effective Date through the date that is four (4) years following the Effective Date. Payments on the Allowed IRS Secured Claim will be made in equal amounts due semi-annually, commencing on the last day of the sixth month following the Effective Date.
    All unpaid principal and interest owing in respect to the IRS
    Secured Claim will be due and payable in full on the date that is four (4) years following the Effective Date. The IRS Secured Claim can be prepaid without penalty.
             6.2  Retention of Liens.  The holder of an Allowed
    IRS Secured Claim will retain its existing lien(s), if any, (with existing validity and priority) in the Reorganized Debtors' respective assets, to the extent of the allowed amount of the IRS Secured Claim.
             6.3 Impairment. The IRS Secured Claim which comprises the Class 6 Claims is impaired pursuant to the Plan.
                           ARTICLE VII
                   TREATMENT OF CLASS 8 CLAIMS
                    (1993 Bondholders' Claims)
             7.1 Distribution. The 1993 Bondholders' Claims shall be an Allowed Claim in the aggregate amount of $57,000,000, plus the amount of reasonable costs and expenses (including attorneys' fees) incurred by the 1993 Bonds Indenture Trustee with respect to the 1993 Bonds (the "Fees of the 1993 Bond Indenture Trustee"). On the Effective Date, the 1993 Bondholders will be deemed to have waived all unpaid interest on the 1993 Bonds which accrued as of the Confirmation Date. On the Effective Date, or as soon thereafter as practicable, each holder of the 1993 Bonds as of the Record Date for distribution shall receive, in full satisfaction, settlement, release and discharge of, and in exchange for, its Allowed 1993 Bondholders' Claim pursuant to its 1993
    Bonds: (i) its Pro Rata Share of the Restated 1993 Mortgage Notes;
    (ii) its Pro Rata Share of the Class 8 New Stock; and (iii) its Pro Rata Share of the Rights. In addition, the Fees of the 1993 Bonds Indenture Trustee to date will be paid on the Effective Date from Effective Date Cash.
             7.2  Retention of Liens.  Pursuant to the Restated
    1993 Mortgage Notes Security Documents, the Restated 1993 Mortgage Notes will be secured by all liens and security interests (with existing priority) in the Reorganized Debtors' assets that secure the 1993 Bonds.
             7.3  Distribution Agent.  The 1993 Bonds Indenture
    Trustee shall act as the distribution agent for the purpose of exchanging the 1993 Bonds for the New Elsinore Common Stock and for the Restated 1993 Mortgage Notes distributed to the 1993
    Bondholders under the Plan. Reorganized Elsinore shall pay all reasonable fees and expenses of the 1993 Bonds Indenture Trustee in acting as distribution agent as and when such fees and expenses are due without further order of the Court.
             7.4  Certification of 1993 Bondholders' Claims.  The
    1993 Bonds Indenture Trustee shall certify to Elsinore a list of the registered 1993 Bondholders as of each Record Date for each of the 1993 Bonds designating the name, address, taxpayer identification number (if known), certificate number, and the amount of unpaid principal of the 1993 Bonds for each holder. The unpaid principal designated shall be the amount outstanding as of the Record Date. All distributions on account of 1993 Bondholders' Claims shall be made to the registered 1993 Bondholders of the second Record Date as set forth on the list certified to Elsinore by the 1993 Bonds Indenture Trustee.
             7.5 Surrender and Cancellation of 1993 Bonds. As a condition to receiving its Pro Rata Share of the Restated 1993 Mortgage Notes, the Class 8 New Stock and the Rights distributable under this Plan, each 1993 Bondholder shall surrender its 1993
    Bonds instruments to the 1993 Bonds Indenture Trustee for cancellation. Distributions will not be made to a 1993 Bondholder unless and until its 1993 Bonds instruments have been surrendered. When a 1993 Bondholder surrenders its 1993 Bonds instruments to the 1993 Bonds Indenture Trustee, the 1993 Bonds Indenture Trustee shall hold such instruments in "book entry only" until such instruments are canceled.
             Any 1993 Bondholder whose 1993 Bonds instruments have been lost, stolen, mutilated or destroyed, shall, in lieu of surrendering such instruments, deliver to the 1993 Bonds Indenture
    Trustee: (a) evidence satisfactory to the 1993 Bonds Indenture
    Trustee of the loss, theft, mutilation, or destruction of the instruments, and (b) the security or indemnity that may be reasonably required by the 1993 Bonds Indenture Trustee to hold the 1993 Bonds Indenture Trustee harmless with respect to any such representation of the 1993 Bondholder. Upon compliance with the preceding sentence, a 1993 Bondholder shall, for all purposes under this Plan, be deemed to have surrendered its 1993 Bonds instruments.
             Any 1993 Bondholder which shall not have surrendered or have been deemed to surrender its 1993 Bonds instruments within two (2) years after the Effective Date, shall have its Claim pursuant to its 1993 Bonds automatically disallowed in full, shall receive no distribution on account of that Claim, and shall be forever barred from asserting any claim against the Reorganized Debtors on account of that Claim. Any New Elsinore Common Stock issued and held for distribution on account of that disallowed
    Claim shall be returned to Reorganized Elsinore and treated as treasury shares, and any Restated 1993 Mortgage Notes issued and held for distribution on account of that disallowed Claim shall be canceled.
             7.6 Impairment. The 1993 Bondholders' Claims which comprise the Class 8 Claims are impaired pursuant to the Plan.
                           ARTICLE VIII
                   TREATMENT OF CLASS 9 CLAIMS
          (Administrative Convenience Unsecured Claims)
             8.1  Distributions.  The Class 9 Administrative
    Convenience Unsecured Claims owed by each of the Debtors will be a separate subclass of Class 9. With respect to each subclass of Class 9, the holder of every Class 9 Unsecured Claim that is an Allowed Claim shall receive, in full satisfaction, settlement, release and discharge of, and in exchange for, its Allowed Claim(s) a payment from the Reorganized Debtor obligated on that Claim(s) in the aggregate amount equal to the lesser of: (a) $500; or (b) the amount of such holder's Allowed Claim(s). Payments to holders of Allowed Class 9 Claims will be due on the first Business Day thirty days after the Effective Date. No interest will be paid on Class 9 Claims.
             8.2 Impairment. The Unsecured Claims which comprise the Class 9 Claims and each subclass thereof are impaired pursuant to the Plan.
                            ARTICLE IX
                   TREATMENT OF CLASS 10 CLAIMS
                    (General Unsecured Claims)
             9.1  Distributions.  The Class 10 General Unsecured
    Claims owed by each of the Debtors will be a separate subclass of Class 10. With respect to each subclass of Class 10, the holder of every Class 10 Unsecured Claim that is an Allowed Claim shall receive, in full satisfaction, settlement, release and discharge of, and in exchange for, its Allowed Unsecured Claim, payments in the total amount equal to its Pro Rata Share (based on the Allowed Claims in all subclasses of Class 10) of the amounts in the Class 10 Fund. Payments to holders of Allowed Class 10 Claims will be made in six (6) equal semi-annual installments. The first installment is due on the date six (6) months after the Effective Date, and each subsequent installment is due on the date every six
    (6) months thereafter, with the last installment due on the date three (3) years after the Effective Date. No interest will be paid on Class 10 Claims.
             9.2 Administration of Class 10 Fund. Distributions from the Class 10 Fund will be made by the Reorganized Debtors only pursuant to the terms of this Plan or upon order of the Bankruptcy Court after notice and a hearing.
             9.3 Claims Objections. Objections to the allowance of any Class 10 Claim will be conducted by the Reorganized Debtors. Nothing herein will be deemed to preclude any other party in interest, at its own expense, from objecting to the allowance of any Class 10 Claim.
             9.4 Impairment. The General Unsecured Claims which comprise the Class 10 Claims, and each subclass thereof, are impaired pursuant to the Plan.
                            ARTICLE X
                   TREATMENT OF CLASS 11 CLAIMS
               (Unsecured Convertible Note Claims)
             10.1 Distributions. On the Effective Date, or as soon thereafter as practicable, each holder of the Convertible
    Notes as of the Record Date for distribution shall receive its Pro Rata Share of the Class 11 New Stock and its Pro Rata Share of the Rights in full satisfaction, settlement, release and discharge of, and in exchange for, its Convertible Notes.
             10.2 Impairment. The Unsecured Claims which comprise the Class 11 Claims are impaired pursuant to the Plan.
                            ARTICLE XI
                   TREATMENT OF CLASS 12 CLAIMS
                      (IRS Unsecured Claim)
             11.1 Distributions.  The holder of the IRS Unsecured
    Claim, as and when it is an Allowed Claim, shall receive, in full satisfaction, settlement, release and discharge of, and in exchange for, its Allowed IRS Unsecured Claim, payments equal to the IRS Unsecured Claim Payment Amount, which will be paid in six (6) equal semi-annual installments. The first installment is due on the date six (6) months after the Effective Date, and each subsequent installment is due on the date every six (6) months thereafter, with the last installment due on the date three (3) years after the Effective Date. No interest will be paid on the Class 12 IRS Unsecured Claim.
             11.2 Impairment. The IRS Unsecured Claim which comprises the Class 12 Claims are impaired pursuant to the Plan.
                           ARTICLE XII
              TREATMENT OF CLASS 13 EQUITY INTERESTS
                   (Elsinore Equity Interests)
             12.1 Distributions. On the Effective Date, or as soon thereafter as practicable, each holder of Old Elsinore Common Stock as of the Record Date for distribution shall receive in exchange for its Old Elsinore Common Stock its Pro Rata Share of the Class 13 New Stock and its Pro Rata Share of the Rights.
    Following such exchange, the Old Elsinore Common Stock shall be canceled.
             12.2 Impairment.  The Elsinore Equity Interests in
    Class 13 are impaired pursuant to the Plan.
                           ARTICLE XIII
                 MEANS FOR IMPLEMENTATION OF PLAN
             13.1 Structure Of Reorganized Debtors. Following the Effective Date, each Reorganized Debtor will exist as a separate entity.
                  (a)  Reorganized Elsinore.
            Reorganized Elsinore will be a Nevada
            corporation, and will continue to be a
            public company, with its stock listing on the American Stock Exchange expected to continue. The New Elsinore Common Stock in Reorganized Elsinore will be issued as described below. The Old Elsinore Common
            Stock will be exchanged for certain
            shares of the New Elsinore Common Stock, and the Old Elsinore Common Stock will then be canceled. From and after the Effective Date, the articles of incorporation and bylaws of Reorganized
            Elsinore will be the Reorganized Elsinore
            Articles and the Reorganized Elsinore
            Bylaws.
                  (b)  Reorganized FQI.
            Reorganized FQI will continue as a Nevada corporation, and will be wholly owned by Reorganized Elsinore. From and after the Effective Date, the articles of incorporation and bylaws of Reorganized
            FQI will be the Reorganized FQI Articles and the Reorganized FQI Bylaws. The existing FQI Common Stock is continued under the Plan.
                  (c)  Other Reorganized Debtors.
            With respect to the Reorganized Debtors
            other than Reorganized Elsinore and
            Reorganized FQI, those entities shall
            continue to exist after the Effective
            Date as separate entities, in accordance with Nevada law. The existing articles of incorporation and bylaws or partnership agreement will continue in effect following the Effective Date, except to the extent such articles of incorporation and bylaws or partnership agreement are amended by this Plan or by proper corporate actions implemented after the Effective Date. The existing
            FQEC Common Stock, Elsub Common Stock,
            Olympia Common Stock, and PSELP
            Partnership Interests are continued under this Plan.
             13.2 Post-Confirmation Management.
                  (a)  Interim Operating
            Agreement.  From and after the
            Confirmation Date, the Debtors will be
            managed by the Person(s) designated by
            the Bondholders Committee (in accordance with the corporate framework of the Debtors). On the Confirmation Date, the
            Debtors and the Person(s) designated by
            the Bondholders will execute the Interim
            Operating Agreement.  From the
            Confirmation Date to the Effective Date, the Debtors and their businesses will be operated and managed in accordance with the Interim Operating Agreement.
                  (b)  Management Agreement.
            From and after the Effective Date, the
            Debtors will be managed by the management group designated by the Bondholders
            Committee.  On the Effective Date,
            Reorganized Elsinore and Reorganized FQI and the selected management group will execute the Management Agreement, and thereafter the Debtors and their businesses will be operated and managed in accordance with the Management
            Agreement.
             13.3 Directors. After the Confirmation Date, and upon approval by the appropriate Gaming Authorities, the members of the Board of Directors of Elsinore will be changed in accordance with the following: (a) the new Board of Directors for Reorganized Elsinore shall be comprised of five (5) or fewer members (as determined by the Bondholders Committee); (b) one (1) member of the new Board (the "Equity Nominee") will be nominated by the existing Elsinore Equity Holders by the Confirmation Date; (c) the other members of the new Board will be nominated by the Bondholders Committee by the Confirmation Date; (d) the Equity Nominee will serve as a member of the new Board at least for the two (2) year period following the Confirmation Date; and (d) the new Board will be empowered to act on behalf of Reorganized Elsinore during such time that is required for the Equity Nominee to obtain licensing from the appropriate Gaming Authorities. The existing directors of Elsinore and FQI, should they choose to do so, will continue to serve as directors of Elsinore and FQI from and after the Confirmation Date until the Effective Date, at which time they will each be deemed to have resigned and will be replaced by the new directors designated in accordance with the Plan. During that period, but in no event beyond the Effective Date, all of the existing directors of Elsinore and FQI will be compensated at the current compensation level for outside directors as it existed on the Petition Date for Elsinore and FQI so long as they continue to serve as directors of Elsinore and FQI.
             13.4 Funding of the Plan. Payments under the Plan which are due from Reorganized Elsinore and from Reorganized FQI on the Effective Date will be funded from the Effective Date Cash. Payments under the Plan which are due from the Reorganized Debtors other than Reorganized Elsinore or Reorganized FQI on the Effective Date will be funded from cash on hand of the obligated Reorganized Debtor. The funds necessary to ensure continuing performance under the Plan after the Effective Date will come from excess Effective
    Date Cash, and from revenues of the Reorganized Debtors' operations including the operation of the Four Queens. In addition, $5,000,000 of new equity will be raised through the Rights subscription described below, and will be available to fund Reorganized FQI's ongoing operations (including capital improvements), and in the sole discretion of Reorganized Elsinore, other Reorganized Debtors' ongoing operations. In the sole discretion of Reorganized Elsinore, the Reorganized Debtors shall be entitled to transfer funds among themselves as necessary to enable the Reorganized Debtors to conduct their business operations after the Confirmation Date and to satisfy their obligations under the Plan; provided, however, that each transfer shall be properly documented and recorded, and the authority to effect such a transfer or any such actual transfer shall not be construed or interpreted as a substantive consolidation of the Reorganized
    Debtors, or any of them, or an admission of liability of one Debtor for the debts of another Debtor.
             13.5 Issuance of New Securities.  Pursuant to this
    Plan, the following securities will be issued by Reorganized
    Elsinore on the Effective Date:
                  (a)  Approximately
                 $3,575,000 ($3,000,000, plus
                 accrued interest on the
                 outstanding 1994 Bonds at the
                 nondefault contract rate of
                 20% per annum through the date
                 on which the Confirmation
                 Order is entered by the
                 Bankruptcy Court) in aggregate
                 principal amount of the
                 Restated 1994 Mortgage Notes,
                 which will be issued to the
                 1994 Bondholders pursuant to
                 Article V of this Plan;
                  (b)  $30,000,000 in
                 aggregate principal amount of
                 the Restated 1993 Mortgage
                 Notes, which will be issued to
                 the 1993 Bondholders pursuant
                 to Article VII of this Plan;
                  (c)  5,000,000 shares of
                 New Elsinore Common Stock,
                 eighty percent (80%) of which
                 will be issued on the
                 Effective Date to the 1993
                 Bondholders, the Convertible
                 Noteholders and the Elsinore
                 Equity Holders pursuant to
                 Article VII, Article X, and
                 Article XII of this Plan, and
                 twenty percent (20%) of which
                 will be issued pursuant to the
                 Rights subscription to the
                 1993 Bondholders, the
                 Convertible Noteholders and
                 the Elsinore Equity Holders.
    The Restated 1994 Mortgage Notes, the Restated 1993 Mortgage Notes, the New Elsinore Common Stock and the Rights to be issued under the Plan will be issued pursuant to the exemption from securities registration set forth in Bankruptcy Code 1145. Reorganized
    Elsinore shall not be required under this Plan to issue to any 1993 Bondholder, 1994 Bondholder, Convertible Noteholder or Elsinore
    Equity Holder any fraction of a share of New Elsinore Common Stock. The number of shares of New Elsinore Common Stock to be issued to each 1993 Bondholder, 1994 Bondholder, Convertible Noteholder or Elsinore Equity Holder shall be rounded down to the closest whole number, and no distribution will be made with respect to any fractional share interest.
             13.6 Rights Subscription. The operations (including capital expenditures) of Reorganized Elsinore and Reorganized FQI following the Effective Date will be funded in part through the sale of new equity through a stock subscription (the "Rights") issued pursuant to this Plan. Twenty percent (20%) of the New Elsinore Common Stock will be issued to the parties that subscribe to the Rights, for a total price of $5,000,000. Initially, ten percent (10%) of the Rights will be allocated to the Elsinore
    Equity Holders (Class 13), two and one-half percent (2.5%) of the Rights will be allocated to the Convertible Noteholders (Class 11), and eighty-seven and one-half percent (87.5%) of the Rights will be allocated to the 1993 Bondholders (Class 8). Within each of these classes, the Rights will be allocated to each holder in the same proportion as such holder's Allowed Claim or Elsinore Equity
    Interest bears to the total Allowed Claims or Elsinore Equity Interests in the class.
             The Rights will be governed by the Rights Agreement. Following the Confirmation Date, each holder of the 1993 Bonds, the Convertible Notes and the Elsinore Equity Interests will be required to elect (a) whether that holder intends to exercise the Rights which are initially allocated to that holder, and (b) whether, and to the extent, the holder intends to purchase additional New Elsinore Common Stock if one or more of the holders in its class (Class 8, Class 11 or Class 13, as the case may be) do not elect to exercise its allocated Rights. A holder electing to exercise its Rights will be required to deliver the exercise price in cash to Reorganized Elsinore, or its designated agent, with its election on or before a date to be set following the Confirmation Date, and prior to the Effective Date.
             The Rights of non-exercising holders of each Class will be automatically reallocated among the holders of that Class electing to purchase additional New Elsinore Common Stock in a manner that Reorganized Elsinore shall reasonably determine.
             If, and to the extent that the holders in any of Class 8, Class 11 or Class 13 do not elect to exercise all of the Rights allocated to that Class, the unexercised Rights will be automatically distributed to the members of the Bondholders
    Committee, in such proportions as they shall determine. The members of the Bondholders Committee hereby guarantee to exercise any and all Rights (and purchase the New Elsinore Common Stock related thereto) which are not exercised by the members of Class 8, Class 11 and Class 13.
             The Bondholders Committee will underwrite and guarantee a 100% subscription to the Rights. The Bondholders Committee will receive a premium in the amount of an additional five percent (5%) of the New Elsinore Common Stock in the event that the members of the Bondholders Committee are required to exercise between 97.51% and 100% of the Rights. The Bondholders Committee will receive a premium in the amount of an additional four percent (4%) of the New Elsinore Common Stock in the event that the members of the Bondholders Committee are required to exercise between 95.01% and 97.50% of the Rights. The Bondholders Committee will receive a premium in the amount of an additional three percent (3%) of the New Elsinore Common Stock in the event that the members of the Bondholders Committee are required to exercise between 92.51% and 95.00% of the Rights. The Bondholders Committee will receive a premium in the amount of an additional two percent (2%) of the New Elsinore Common Stock in the event that the members of the Bondholders Committee are required to exercise between 90.01% and 92.50% of the Rights. The Bondholders Committee will receive a premium in the amount of an additional one percent
    (1%) of the New Elsinore Common Stock in the event that the members of the Bondholders Committee are required to exercise between 87.51% and 90.00% of the Rights. Any premium of the New Elsinore Common Stock to which the Bondholders Committee is entitled due to exercising more than 87.5% of the Rights will come from a reduction in the Class 13 New Stock if the Convertible Noteholders have fully subscribed to the Rights, a reduction in the Class 11 New Stock if the Elsinore Equity Holders have fully subscribed to the Rights, or a pro rata reduction (based on the respective amounts of non-exercised Rights for each of the two classes) in the Class 11 New
    Stock and the Class 13 New Stock if the Convertible Noteholders and the Elsinore Equity Holders both have not fully subscribed to the Rights.
             On or before the Confirmation Date, the Rights
    Agreement, which governs the Rights and their exercise, will be executed and delivered.
             13.7 Registration of New Elsinore Common Stock.
    Following the Effective Date, shares of the New Elsinore Common
    Stock may be traded in accordance with the exemptions provided in 11 U.S.C. 1145 or in accordance with any registration statement which may be filed by Elsinore pursuant to Section 12(g) of the Securities and Exchange Act of 1934, as amended. In conjunction with the Plan, Reorganized Elsinore will execute the Rights
    Agreement. As soon as reasonably practicable after the Effective Date, Reorganized Elsinore will use its best efforts to have the listing on the American Stock Exchange continued with respect to the New Elsinore Common Stock.
             In the event the Plan is not approved by the class vote of holders of Class 10 Claims, Class 11 Claims or the IRS Unsecured Claims, but the Plan is nevertheless confirmed with the Elsinore Equity Holders to receive shares of New Elsinore Common
    Stock in a manner that does not qualify for the exemption from federal and state securities law registration set forth in Bankruptcy Code 1145, then the Elsinore Equity Holders shall receive such shares of New Elsinore Common Stock pursuant to (i) a registration of those shares under the Securities Act of 1933, as amended ("Securities Act"), and under applicable state securities laws (collectively, a "Registration") or (ii) an exemption from Registration mutually acceptable to Elsinore and to the party from whom the Elsinore Equity Holders will receive those shares (the "Counterparty"), if any such mutually acceptable exemption is available. If the Plan is confirmed as described above in this paragraph and the Bankruptcy Court does not make a determination that the Bankruptcy Code 1145 exemption from Registration applies to the transaction in which Elsinore Equity Holders will receive
    New Elsinore Common Stock, then the Counterparty or Elsinore may, as soon as reasonably practicable after the Confirmation Order, request a "no action" letter from the Securities and Exchange Commission ("SEC") on the issue of whether registration under the Securities Act is required. If the SEC declines to issue such a "no action" letter or if neither the Counterparty nor Elsinore elect to request a "no action" letter under those circumstances, then Elsinore or Reorganized Elsinore shall, as soon as reasonably practicable, effect a Registration of the shares of New Elsinore Common Stock that are to be transferred to the Elsinore Equity Holders.
             13.8 Retention of Key Employees. On or before the Confirmation Date, the employment of certain members of the Debtors' senior management will be terminated as provided in the Stipulation between the Debtors and the Bondholders Committee. The senior executives terminated (with the exception of Mr. Gary Acord, who has voluntarily resigned) will receive the severance payments provided for in the applicable modified severance agreements between Elsinore and those executives, as previously agreed to be assumed by Elsinore in accordance with the Stipulation. Certain other members of the Debtors' management identified in the Stipulation will be retained as key employees to help ensure a continuity of management for the Debtors following the Confirmation Date as provided in the Stipulation.
             13.9 Effective Date Events. The following events shall occur on or before the Effective Date:
                  (a)  The Reorganized
                 Elsinore Articles and
                 Reorganized FQI Articles will
                 be filed with the Nevada
                 Secretary of State's office
                 which, among other things,
                 will designate the new
                 directors of Reorganized
                 Elsinore and Reorganized FQI
                 then approved by the Gaming
                 Authorities.
                  (b)  The Reorganized
                 Elsinore Bylaws and
                 Reorganized FQI Bylaws will be
                 executed;
                  (c)  Additional necessary
                 and appropriate security
                 documents (if any) for
                 Restated 1993 Mortgage Notes
                 or Restated 1994 Mortgage
                 Notes will be filed, and any
                 necessary or appropriate title
                 insurance policies will be
                 obtained;
                  (d)  The Management
                 Agreement will be executed;
                 and
                  (e)  The Registration
                 Agreement will be executed.
             13.10     Stipulation Superseded.  Except with
    respect to the provisions of the Stipulation relating to management issues (Stipulation, Section 2.2(a)(VIII), pp. 12-16) and to the retention of key employees of FQI (Stipulation, Section 2.2(a)(IX), pp. 16-17), which are by this reference incorporated into this Plan, as of the Effective Date, the Stipulation shall be deemed superseded in its entirety by the Plan as confirmed.
                           ARTICLE XIV
                       OBJECTIONS TO CLAIMS
             14.1 Objections. Any objections to Claims by the Debtors or Reorganized Debtors or by any other Person properly entitled to do so under the Bankruptcy Code and Bankruptcy Rules must be filed with the Bankruptcy Court and served no later than 60 days following the Effective Date. Any objection to a Claim must be served upon the holder of the Claim to which the objection has been made, and upon the Debtors or Reorganized Debtors as appropriate.
             14.2 Distributions. Except as may otherwise be agreed by the Reorganized Debtors, no payment or distribution will be made with respect to all or a portion of any Disputed Claim until such Claim is an Allowed Claim. Payments and distributions to each holder of a Disputed Claim (to the extent that it ultimately becomes an Allowed Claim) will be made in accordance with the Plan once such Claim becomes an Allowed Claim. In order to permit undelayed pro rata distributions to the holders of Allowed General Unsecured Claims in Class 10, the Reorganized
    Debtors may create appropriate reserves with respect to Disputed Claims in that Class.
                            ARTICLE XV
                 TREATMENT OF EXECUTORY CONTRACTS
             15.1 Assumption of Certain Executory Contracts.
    Pursuant to this Plan, the Executory Contracts of each of the Debtors listed in Exhibit "9" to the Plan Supplement shall be assumed upon the Confirmation Date of the Plan pursuant to Bankruptcy Code 365.
             15.2 Rejection of Other Executory Contracts. Any and all Executory Contracts of each of the Debtors that are not expressly assumed pursuant to this Plan or which have not been otherwise assumed by the Debtors in the Reorganization Cases will be deemed rejected as of the Confirmation Date pursuant to Bankruptcy Code 365.
             15.3 Rejection Claims Bar Date. Every Claim asserted by a Creditor arising from the rejection of an Executory Contract must be filed with the Bankruptcy Court no later than the first Business Day which is thirty (30) days after the Confirmation Date. Every such Claim which is timely filed, as and when it becomes an Allowed Claim, will be treated under the appropriate Class of the Plan. Every such Claim which is not timely filed by the deadline stated above will be barred and discharged and the Creditor holding the Claim will not receive or be entitled to any distribution under the Plan on account of such Claim.
             15.4 Vesting. All Executory Contracts which are assumed will be vested in the appropriate Reorganized Debtor as of the Effective Date.
                           ARTICLE XVI
                            DISCHARGE
             Except as otherwise provided in the Confirmation
    Order or the Plan, entry of the Confirmation Order discharges any and all Claims against the Debtors, and any of them, including, but not limited to, any Claim which arose at any time before the entry of the Confirmation Order and any Claim of a kind described in Bankruptcy Code 502(g), (h) and (i). On and after the
    Confirmation Date, and as to every discharged Claim, every holder of a Claim will be precluded from asserting against the Debtors and/or Reorganized Debtors, and any assets of the Debtors and/or Reorganized Debtors, any such discharged Claim and any rights, remedies, demands, damages, or liabilities of any kind arising from or related to any such discharged Claim.
                           ARTICLE XVII
              CONDITIONS PRECEDENT TO EFFECTIVE DATE
             17.1 Conditions Precedent to Effective Date. The following are conditions to the occurrence of the Effective Date of this Plan:
                  (a)  All regulatory and
                 other approvals required by
                 the State of Nevada or Clark
                 County (including all
                 necessary approvals of the
                 Gaming Authorities) of the
                 transactions contemplated by
                 this Plan have been obtained
                 except for gaming approval of
                 the Equity Nominee designated
                 by the existing Elsinore
                 Equity Holders, and including,
                 without limitation, approval
                 of at least two (2) of the
                 four (4) directors of
                 Reorganized Elsinore nominated
                 by the Bondholders Committee;
                  (b)  The Rights have been
                 fully subscribed to and
                 funded.
                  (c)  The Plan has been
                 confirmed pursuant to the
                 Confirmation Order and the
                 Confirmation Order remains in
                 full force and effect without
                 material modification thereof;
                 and
                  (d)  There is not in
                 effect any stay, injunction or
                 restraining order or any other
                 order of any kind which has
                 been issued by a court of
                 competent jurisdiction or
                 governmental entity staying or
                 prohibiting the effectuation
                 of the Plan.
             17.2 Waiver of Effective Date Conditions. With the approval of the Bondholders Committee, the Debtors may waive any of the conditions set forth in Sections 17.1(b)-(d) at any time, without notice, without leave of or order of the Bankruptcy Court, and without any formal action other than proceeding to consummate this Plan.
                          ARTICLE XVIII
                    MODIFICATIONS OF THE PLAN
             The Plan may be modified jointly by the Debtors or the Reorganized Debtors (as applicable) and the Bondholders
    Committee, subject to and in accordance with the provisions and requirements of Bankruptcy Code 1127.
                           ARTICLE XIX
                       OFFICIAL COMMITTEES
             As of the Effective Date, the duties of all statutory committees, and specifically the Creditors Committee and the Equity Holders Committee, shall terminate, except with respect to applications for approval of professional fees and expenses, unless otherwise ordered by the Court.
                            ARTICLE XX
                    RETENTION OF JURISDICTION
             Notwithstanding confirmation of the Plan, the Bankruptcy Court will retain jurisdiction for the following purposes:
             20.1 In General. The Bankruptcy Court will retain jurisdiction to determine the allowance and payment of any Claim(s) upon any objection(s) thereto (or other appropriate proceedings) by the Debtors, the Reorganized Debtors or any other party in interest entitled to proceed in that manner. As part of such retained jurisdiction, the Bankruptcy Court will continue to determine the allowance of Administrative Claims and any request(s) for payment(s) thereof, including Administrative Claims for Professional Charges. Additionally, the Bankruptcy Court will retain jurisdiction to determine the allowance, legality and payment of all Claims asserted by the IRS, pursuant to Bankruptcy
    Code 505 or otherwise.
             20.2 Plan Disputes and Enforcement.  The Bankruptcy
    Court will retain jurisdiction to determine any dispute(s) which may arise regarding the interpretation of any provision(s) of the Plan. The Bankruptcy Court also will retain jurisdiction to enforce any provisions of the Plan and any and all documents relating to the Plan.
             20.3 Further Orders. The Bankruptcy Court will retain jurisdiction to facilitate the performance of the Plan by entering any further necessary or appropriate order(s) regarding enforcement of the Plan and any provision(s) thereof. In addition, the Bankruptcy Court will retain jurisdiction to facilitate or implement the discharge of any Claim, or any portion thereof, pursuant to the Plan.
             20.4 Other Claims. The Bankruptcy Court will retain jurisdiction to adjudicate any cause(s) of action or other proceeding(s) presently pending or otherwise referenced here or elsewhere in the Plan, including, but not limited to, the adjudication of any and all "core proceedings" under 28 U.S.C.
    157(b) which may be pertinent to the Reorganization Cases, and which the Debtors or Reorganized Debtors may deem appropriate to initiate and prosecute before the Court in aid of the reorganization of the Debtors. This provision will not restrict the rights of the Debtors or Reorganized Debtors to proceed in any other court of competent jurisdiction; and it will not be construed to require the Debtors or Reorganized Debtors to proceed in any other such court if the Bankruptcy Court also has proper jurisdiction.
             20.5 Final Decree. The Bankruptcy Court will retain jurisdiction to enter an appropriate final decree in the Reorganization Cases.
             20.6 Appeals. In the event of an appeal of the Confirmation Order or any other kind of review or challenge to the Confirmation Order, and provided that no stay of the effectiveness of the Confirmation Order has been entered, the Bankruptcy Court will retain jurisdiction to implement and enforce the Confirmation Order and the Plan according to their terms, including, but not limited to, jurisdiction to enter such orders regarding the Plan or the performance thereof as may be necessary or appropriate to effectuate the reorganization of the Debtors.
             20.7 Executory Contracts. The Bankruptcy Court will retain jurisdiction to determine any and all matters regarding Executory Contracts, including, but not limited to, assumptions or rejections thereof, and any and all Claims arising from such Executory Contracts, including, but not limited to, rejection damages Claims.
             20.8 Other Debtors' Reorganizations. Up to the date of the Confirmation Hearing, the Bondholders Committee (with input from the Debtors) reserves the right to amend this Plan to withdraw from consideration for reorganization FQEC or Olympia. Whether this Plan is confirmed or becomes effective as to Elsub, FQEC, Olympia or PSELP shall not in any way affect confirmation of this Plan or the Effective Date as it relates to Elsinore and FQI, or the remaining Debtors. Likewise, the conversion of the Reorganization Case(s) relating to Elsub, FQEC, Olympia or PSELP to Chapter 7 of the Bankruptcy Code will not affect the Confirmation Order or this Plan, or the Effective Date, as it relates to Elsinore and FQI, or the remaining Debtors.
                           ARTICLE XXI
                        GENERAL PROVISIONS
             21.1 Additional Assurances. The Debtors, Reorganized Debtors, the Bondholders Committee and the Creditors holding Claims herein will execute such other and further documents as are necessary to implement any of the provisions of the Plan.
             21.2 Extension of Payment Dates. If any payment date falls due on any day which is not a Business Day, then such payment date will be extended to the next Business Day.
             21.3 Confirmation by Non-Acceptance Method.  The
    Debtors and the Bondholders Committee hereby request, if necessary, confirmation of the Plan pursuant to Bankruptcy Code 1129(b), with respect to any impaired Class of Claims or Equity Interests which does not vote to accept the Plan. The Debtors and the Bondholders Committee will pursue confirmation of the Plan pursuant to Bankruptcy Code 1129(b) in an effort to obtain for the Unsecured Creditors, the IRS, the Convertible Noteholders, and the holders of the Old Elsinore Common Stock the recoveries provided in the Plan.
    The Debtors and the Bondholders believe that the Plan as proposed meets the cramdown requirements of Bankruptcy Code 1129(b). If the Court determines that the Plan cannot be confirmed as proposed, then, pursuant to Bankruptcy Code 1127 and Local Rule 3019, the Bondholders Committee reserves the right to propose an immediate modification to the Plan which provides for a lesser recovery or zero recovery for junior classes of claims and interests in these cases, including lesser recoveries or zero recoveries (and the loss of other rights attendant thereto) for the Convertible Noteholders and for the holders of the Old Elsinore Common Stock.
             21.4 Vesting.  As of the Effective Date, the
    Reorganized Debtors will be vested with all property of their respective Estates at that time, free and clear of all Claims, liens, security interests, assignments, encumbrances, charges, and other interests of Creditors except as otherwise provided in this Plan.
             21.5 Retention of Claims and Causes of Action.
    Pursuant to Bankruptcy Code 1123(b)(3), and except as otherwise provided in this Plan, the Reorganized Debtors will retain and may enforce any and all claims and causes of action of the Debtors, including, but not limited to, any claims to recover preferences or fraudulent conveyances pursuant to Bankruptcy Code 547 and 548.
             21.6 Interest on Claims. Unless otherwise specifically provided for in the Plan or the Confirmation Order, or required by applicable bankruptcy law, post-petition interest shall not accrue or be paid on Claims, and no holder of a Claim shall be entitled to interest accruing on or after the Petition Dates on any Claim. Without limiting the foregoing, interest shall not accrue or be paid upon any Disputed Claim in respect of the period from the Petition Date to the date a final distribution is made thereon if such Disputed Claim thereafter becomes an Allowed Claim.
             21.7 Joint and Several Claims.  On the Confirmation
    Date, joint and several Claims against more than one Debtor, and all guarantees of Claims against one Debtor for an obligation incurred by another Debtor shall be deemed to be one obligation;
    any Claim which is joint and several as to the Debtors or any two of them or any Claims based on such guarantees shall be deemed to be one Claim.
             21.8 No Admission of Joint Liability. Except as provided specifically in the Plan, the consolidation of the Reorganization Cases for administrative purposes and the treatment of Claims against and Equity Interests in the Debtors in this Plan shall not constitute or be construed as an admission or finding by the Court of joint liability or responsibility by any Debtor or Reorganized Debtor for the liabilities of any other of the Debtors or Reorganized Debtors.
             21.9 Exculpation and Limitation of Liability.
    Neither the Debtors, the Reorganized Debtors, nor the Bondholders Committee, nor any statutory committees, nor any of their respective present or former members, officers, directors, employees, advisors, attorneys, or agents, shall have or incur any liability to any holder of a Claim or an Equity Interest, or any other party-in-interest, or any of their respective agents, employees, representatives, financial advisors, attorneys, or affiliates, or any of their successors or assigns, for any act or omission in connection with, relating to, or arising out of, the Reorganization Cases, the pursuit of confirmation of the Plan, the consummation of the Plan, or the administration of the Plan or the property to be distributed under the Plan, except for their wilful misconduct, and in all respects shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities under the Plan.
             Notwithstanding any other provisions of this Plan, no holder of a Claim or Equity Interest, no other party-in-interest, none of their respective agents, employees, representatives, financial advisors, attorneys, or affiliates, and no successors or assigns of the foregoing, shall have any right of action against the Debtors, the Reorganized Debtors, or the Bondholders Committee, or any statutory committee, or any of their respective present or former members, officers, directors, employees, advisors, attorneys, or agents, for any act or omission in connection with, relating to, or arising out of, the Reorganization Cases, the pursuit of confirmation of the Plan, the consummation of the Plan, or the administration of the Plan or the property to be distributed under the Plan, except for their wilful misconduct.
             21.10 Captions. Section captions used in the Plan are for convenience only, and will not affect the construction of the Plan.
             21.11 Prohibition Against Prepayment Penalties. If the Reorganized Debtors choose, in their sole and absolute discretion, to prepay any obligation on which deferred payments are provided under the Plan, the Reorganized Debtors will not be liable or subject to the assessment of any prepayment penalty thereon unless otherwise ordered by the Bankruptcy Court. The Reorganized Debtors will not be obligated to pay any such prepayment of any deferred obligation.
             21.12 Payment of Statutory Fees. All fees payable pursuant to Section 1930 of Title 28 of the United States Code, as determined by the Bankruptcy Court at or in conjunction with the Confirmation Hearing, will be paid on or before the Confirmation
    Date.
             21.13  Successors and Assigns.  The rights and
    obligations of any Creditor or the holders of the Equity Interests referred to in the Plan will be binding upon, and will inure to the benefit of, the successors, assigns, heirs, devisees, executors, and personal representatives of such Creditor or such holder of an Equity Interest.
             21.14 Disclosure Statement. Creditors, the holders of the Equity Interests, and other interested parties are referred to the Disclosure Statement, which accompanies the Plan in conjunction with the solicitation of acceptances of the Plan.
             21.15 Confirmation Order. The Plan shall have no force or effect unless the Bankruptcy Court enters the Confirmation Order.
             21.16 Revocation. If the Plan is revoked or withdrawn prior to confirmation, then the Plan shall be deemed null and void, and, in such event, nothing contained herein shall be deemed to constitute a waiver or release of any Claims by or against the Debtors or any other Person or to prejudice in any manner the rights of the Debtors or any Person.
             21.17 Reservation of Rights. Neither the filing of the Plan, nor any statement or provision contained herein, nor the taking of any action by the Debtors with respect to the Plan shall be or shall be deemed to be an admission or waiver of any rights prior to the Effective Date, except as specifically set forth in the Plan with respect to the period prior to the Effective Date.
             21.18 Fractional Dollars or Shares. Notwithstanding any other provision of the Plan, no payments or distributions under the Plan of or on account of fractions of dollars or fractions of shares of stock will be made. When any payment or distribution of or on account of a fraction of a dollar or a fraction of a share of stock to any holder of an Allowed Claim or Equity Interest would otherwise be required, the actual payment or distribution made will reflect a rounding of such fraction to the nearest whole number (up or down). The Reorganized Debtors shall not be required to make any distribution or issue any check that would be in an amount less than Two Dollars ($2.00) on account of any Claim.
             21.19 Unclaimed Property. Except as otherwise provided in this Plan, any property held for distribution in accordance with the Plan by the Reorganized Debtors which is unclaimed or undistributed on the third anniversary of the Effective Date shall revest in the Reorganized Debtors and be distributed to the Reorganized Debtors.
             21.20 Payment Option. At the option of each of the Reorganized Debtors, except as otherwise required or provided in the Plan or by any applicable agreement, any cash payment to be made pursuant to the Plan may be made by check on a United States bank mailed by first class mail or by wire transfer.
             RESPECTFULLY SUBMITTED this 22 day of May, 1996.
    ELSINORE CORPORATION, a Nevada
                                  corporation



                                  By  /s/ Thomas E. Martin
                                      Thomas E. Martin
                                      Its President and CEO


                                  FOUR QUEENS, INC., a Nevada
                                  corporation



                                  By  /s/ Thomas E. Martin
                                      Thomas E. Martin
                                      Its President and CEO


                                  FOUR QUEENS EXPERIENCE
                                  CORPORATION,
                                  a Nevada corporation



                                  By  /s/ Thomas E. Martin
                                      Thomas E. Martin
                                      Its President


                                  PALM SPRINGS EAST LIMITED
                                  PARTNERSHIP, a Nevada limited
                                  partnership

                                  BY: ELSUB MANAGEMENT
                                  CORPORATION,  General Partner



                                      By   /s/ Thomas E. Martin
                                           Thomas E. Martin
                                           Its President


                                  ELSUB MANAGEMENT CORPORATION, a
                                  Nevada corporation,



                                  By  /s/ Thomas E. Martin
                                      Thomas E. Martin
                                      Its President




                                  OLYMPIA GAMING CORPORATION, a
                                  Nevada
                                  corporation



                                  By  /s/ Thomas E. Martin
                                      Thomas E. Martin
                                      Its President

UNOFFICIAL COMMITTEE OF BONDHOLDERS



                                  By  /s/ Bruce Waterfall
                                      Its Chairperson

    PREPARED BY:

    STREICH LANG, P.A.
    3800 Howard Hughes Parkway
    Suite 1500
    Las Vegas, Nevada  89109
        and
    Renaissance One
    Two North Central Avenue
    Phoenix, Arizona  85004-2391



    By  /s/ Robert J. Miller
        John J. Dawson
        John R. Clemency
        Robert P. Harris
        Robert J. Miller

    Attorneys for the Elsinore Debtors


    Edward S. Weisfelner, Esq.
    BERLACK, ISRAELS & LIBERMAN LLP
    120 West 45th Street
    New York, New York  10036
        and
    GORDON & SILVER, LTD.
    3800 Howard Hughes Parkway
    Fourteenth Floor
    Las Vegas, Nevada  89109



    By  /s/ Gerald M. Gordon
        Gerald M. Gordon

    Attorneys for Unofficial Committee of
    Bondholders